LOAN AGREEMENT

Dated as of August 12, 2015

Among

U-HAUL CO. OF FLORIDA 8, LLC, a Delaware limited liability company
U-HAUL CO. OF FLORIDA 9, LLC, a Delaware limited liability company
U-HAUL CO. OF FLORIDA 10, LLC, a Delaware limited liability company

UHIL 8, LLC, a Delaware limited liability company,
UHIL 9, LLC, a Delaware limited liability company,
UHIL 10, LLC, a Delaware limited liability company,
UHIL 13, LLC, a Delaware limited liability company,

AREC 8, LLC, a Delaware limited liability company,
AREC 9, LLC, a Delaware limited liability company,
AREC 10, LLC, a Delaware limited liability company, and
AREC 13, LLC, a Delaware limited liability company

as Borrowers

and

MORGAN STANLEY BANK, N.A., a national banking association, and
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Lender

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Section 10.20	Conflict; Construction of Documents; Reliance	102
Section 10.21	Brokers and Financial Advisors	102
Section 10.22	Prior Agreements	102
Section 10.23	Joint and Several Liability	103
Section 10.24	Certain Additional Rights of Lender (VCOC).	103
Section 10.25	Contribution.	103

SCHEDULES

Schedule I-Required Repairs - Deadlines for Completion

Schedule II-Pending Litigation

Schedule III-O & M Programs

Schedule IV-On-Going Improvements

Schedule V-Allocated Loan Amounts

Schedule VI-Issues to be Resolved Post-Closing

Schedule VII-Conditions related to After Acquired Adjacent Properties

Schedule VIII-Conditions related to After Acquired Leasehold Properties

Schedule IX-Form of Lease for After Acquired Leasehold Properties

Schedule X-List of All Properties

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of August 12, 2015 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among MORGAN STANLEY BANK, N.A., a national banking association, having an address at 1585 Broadway, New York, New York 10036, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (collectively, referred to herein as “Lender”) and U-HAUL CO. OF FLORIDA 8, LLC, a Delaware limited liability company, U-HAUL CO. OF FLORIDA 9, LLC, a Delaware limited liability company, U-HAUL CO. OF FLORIDA 10, LLC, a Delaware limited liability company, UHIL 8, LLC, a Delaware limited liability company, UHIL 9, LLC, a Delaware limited liability company, UHIL 10, LLC, a Delaware limited liability company, UHIL 13, LLC, a Delaware limited liability company, AREC 8, LLC, a Delaware limited liability company, AREC 9, LLC, a Delaware limited liability company, AREC 10, LLC, a Delaware limited liability company, and AREC 13, LLC, a Delaware limited liability company, each having its principal place of business at 2727 N. Central Avenue, Phoenix, AZ 85004 (collectively, referred to herein as “Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I - DEFINITIONS; PRINCIPLES OF CONSTRUCTION.

Section 1.1 Definitions.  For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Accrual Period” shall mean the period commencing on and including the first (1st) day of each calendar month during the term of the Loan and ending on and including the final  calendar date of such calendar month; however, the initial Accrual Period shall commence on and include the Closing Date and shall end on and include the final calendar date of the calendar month in which the Closing Date occurs.

“Additional Insolvency Opinion” shall mean any subsequent Insolvency Opinion.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” shall mean any Manager in which Borrower, Principal, or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“After Acquired Adjacent Property” shall have the meaning set forth in Section 5.2.8(a) hereof.

“After Acquired Leasehold Property” shall have the meaning set forth in Section 5.2.8(b) hereof.

“Agent” shall mean Wells Fargo Bank, National Association, or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

“Allocated Loan Amount” shall have the meaning set forth in Section 10.25(a) hereof.

“AMERCO” shall mean AMERCO, a Nevada corporation.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower, following the occurrence of a Cash Sweep Event, in accordance with Section 5.1.11(f) hereof for the applicable Fiscal Year or other period.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.

“Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, (A) the foregoing shall be deemed Approved ID Providers unless and until disapproved by the Rating Agencies and (B) additional national providers of Independent Directors may be deemed added to the foregoing hereunder to the extent approved in writing by Lender (which approval shall not be unreasonably withheld or delayed) and the Rating Agencies.

“Assignment of Dealership Contract” shall mean that certain Assignment and Subordination of Dealership Contract, dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Benefited Borrower” shall have the meaning set forth in Section 10.25(a) hereof.

“Blocked Account” shall have the meaning set forth in Section 2.7.1 hereof.

“Blocked Account Agreement” shall mean that certain Blocked Account Agreement dated the date hereof among Borrower, Lender, Manager and Blocked Account Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Blocked Account.

“Blocked Account Bank” shall mean JPMorgan Chase Bank, N.A. or any successor Eligible Institution which establishes, maintains and holds the Blocked Account.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, or the place of business of the trustee under a Securitization (or, if no Securitization has occurred, Lender), or any Servicer or the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds or the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Account” shall have the meaning set forth in Section 2.7.2 hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Lender and Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Sweep Event” shall mean the occurrence of: (a) an Event of Default; (b) a DSCR Trigger Event; (c) a Tax/Insurance Trigger Event; or (d) the date on which Manager shall become insolvent or a debtor in any Bankruptcy Action.

“Cash Sweep Event Cure” shall mean (a) if the Cash Sweep Event is caused by an Event of Default, the acceptance by Lender of a cure of such Event of Default (which cure Lender is not obligated to accept and may reject or accept in its sole and absolute discretion), (b) if the Cash Sweep Event is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a Debt Service Coverage Ratio of 1.10 to 1.00 or greater for four (4) consecutive calendar quarters based upon the trailing twelve (12) month period immediately preceding the date of determination, (c) if the Cash Sweep Event is caused by a Tax/Insurance Trigger Event, the occurrence of a Tax/Insurance Cure Event, or (d) if the Cash Sweep Event is caused solely by the occurrence of clause (d) in the definition of “Cash Sweep Event”, the date  on which Borrower has entered into a Replacement Management Agreement with a Qualified Manager in accordance with the terms of this Agreement; provided, however, that, such Cash Sweep Event Cure set forth in this definition shall be subject to the following conditions, (i) no (other) Event of Default shall have occurred and be continuing under this Agreement or any of the other Loan Documents, (ii) a Cash Sweep Event Cure may occur no more than a total of five (5) times in the aggregate during the term of the Loan, and (iii) Borrower shall have paid all of Lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure including, reasonable attorney’s fees and expenses.  Borrower shall have no right to cure a Cash Sweep Event caused by an Event of Default caused by a Bankruptcy Action of Borrower.

“Cash Sweep Period” shall mean each period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (a) the Payment Date next occurring following the related Cash Sweep Event Cure, or (b) until payment in full of all principal and interest on the Loan and all other amounts payable under the Loan Documents or defeasance of the Loan in accordance with the terms and provisions of the Loan Documents.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall have the meaning set forth in Section 10.25(a) hereof.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.  “Controlled” and “Controlling” shall have correlative meanings.

“Covered Rating Agency Information” shall have the meaning set forth in Section 9.1.1(g) hereof.

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Dealership Contract” shall mean that certain Dealership Contract dated on or about the date hereof between Borrower and certain affiliates of U-Haul, as identified in the Dealership Contract, pursuant to which Borrower acts as an agent for U-Haul and receives commissions for renting trucks, trailers and support rental equipment owned by U-Haul.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including the Defeasance Payment Amount, any Yield Maintenance Premium and any Yield Maintenance Default Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, the scheduled principal and interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean a ratio for the applicable period in which:

(a)the numerator is the Net Operating Income (excluding interest on credit accounts and using annualized operating expenses for any recurring expenses not paid monthly (e.g., Taxes and Insurance Premiums)) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Property, or (ii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of four percent (4%) of Gross Income from Operations and (2) the actual management fees incurred, and (B) annual Replacement Reserve Fund contributions equal to $763,382.91; and

(b)the denominator is the aggregate amount of Debt Service for such period.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate or (b) five percent (5%) above the Interest Rate.

“Defaulting Borrower” shall have the meaning set forth in Section 10.25(a) hereof.

“Defeasance Date” shall have the meaning set forth in Section 2.5.1(a)(i) hereof.

“Defeasance Deposit” shall mean an amount equal to the remaining principal amount of the Note, the Defeasance Payment Amount, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of Sections 2.4 and 2.5 hereof (including, without limitation, any fees and expenses of accountants, attorneys and the Rating Agencies incurred in connection therewith).

“Defeasance Event” shall have the meaning set forth in Section 2.5.1(a) hereof.

“Defeasance Payment Amount” shall mean the amount which, when added to the remaining principal amount of the Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

“Disclosure Documents” shall have the meaning set forth in Section 9.1.1(b) hereof.

“DSCR Trigger Event” shall mean, for two (2) consecutive calendar quarters, the Debt Service Coverage Ratio based on the trailing twelve (12) month period immediately preceding the date of such determination is less than 1.10 to 1.0.

“Easement Criteria” shall have the meaning set forth in Section 5.2.10(f).

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authority.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P and “P-1” by Moody’s in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “A+” by S&P and “Aa3” by Moody’s), provided, with respect to the Agent under the Cash Management Agreement, an Eligible Institution may include such other depository institution as is acceptable to Lender.

“Embargoed Person” shall mean any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive

Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Insurance Policy” shall have the meaning set forth in Section 6.1(a)(x) hereof.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment.  Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues:  the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.  Environmental Law also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law:  conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; or relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

“Environmental Liens” shall have the meaning set forth in Section 5.1.19 hereof.

“Environmental Report” shall have the meaning set forth in Section 4.1.37 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Estate Planning Transfer” shall mean any inter vivos or testamentary Transfer by a Person of all or any portion of the direct or indirect beneficial ownership interest in a Restricted Party to (i) one or more immediate family members of such Person or (ii) a trust or other entity in which all the beneficial interest is held by such Person or one or more immediate family members of such Person; provided, that in each case (A) such Transfer is made in connection with such Person’s bona fide, good faith estate planning, (B) no change in Control of any such Restricted Party results therefrom, and (C) no such Transfer has an adverse effect on the bankruptcy remote status of Borrower under the requirements of any Rating Agency.  The term, “immediate family members” shall mean the spouse, children, stepchildren, grandchildren and any lineal descendants of the Person in question.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall have the meaning set forth in the Cash Management Agreement.

“Excess Cash Flow Reserve Account” shall have the meaning set forth in Section 7.5 hereof.

“Excess Cash Flow Reserve Fund” shall have the meaning set forth in Section 7.5 hereof.

“Excluded Properties” shall mean (i) the property located at 598 N. 3rd St., Wilmington, North Carolina previously owned by AREC 9, LLC and conveyed to the Department of Transportation, an agency of the State of North Carolina, on or prior to the Closing Date, and (ii) the property located at 1 Virginia Rd., White Plains, New York previously owned by AREC 13, LLC and conveyed to Amerco Real Estate Company on or prior to the Closing Date.

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on April 1st and ending on March 31st during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Florida Property” shall mean individually or collectively any Property identified on Schedule X attached hereto that is located in the State of Florida.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Income from Operations” shall mean, during any period, all sustainable income as reported on the financial statements delivered by Borrower in accordance with this Agreement, computed in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender, consistently applied), derived from the ownership and operation of the Property from whatever source during such period, including, but not limited to, (i) Rents (including Rents derived from an After Acquired Leasehold Property), (ii) utility charges, (iii) escalations, (iv) intentionally omitted, (v) interest on credit accounts, (vi) service fees or charges, (vii) license fees, (viii) parking fees, (ix) rent concessions or credits, (x) income from vending machines, (xi) business interruption or other loss of income or rental insurance proceeds, (xii) other required pass-throughs, (xii) interest on Reserve Funds, if any, and (xiii) all sales commissions and other sustainable revenue derived from the operation of the Property, but excluding (i) Rents from Tenants during a free rent period, or Tenants that are included in any Bankruptcy Action, (ii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (iii) refunds and uncollectible accounts, (iv) sales of furniture, fixtures and equipment, (v) Insurance Proceeds (other than business interruption or other loss of income or rental insurance), (vi) Awards, (vii) forfeited or unforfeited security deposits, (viii) utility and other similar deposits and (ix) any disbursements to Borrower from the Reserve Funds, if any.  Gross income shall not be diminished as a result of the Mortgage or the creation of any intervening estate or interest in the Property or any part thereof.  Lender hereby approves Borrower’s use of cash basis accounting, consistently applied, in connection with the determination of Gross Income from Operations.

“Guarantor” shall mean, AMERCO, a Nevada corporation.

“Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, executed and delivered by Guarantor in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Substances” include but are not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purpose of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; (g) all obligations under any PACE Loans, and (h) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Indemnified Parties” shall mean Lender and its designee, (whether or not it is the Lender), any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co underwriters, co placement agents or co initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act of 1933 as amended or Section 20 of the Security Exchange Act of 1934 as amended, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Independent Director” shall mean a natural Person who (a) is not at the time of initial appointment, or at any time while serving in such capacity, and is not, and has never been, and will not while serving as Independent Director be: (i) a stockholder, director (with the exception of serving as the Independent Director of Borrower), officer, employee, partner, member (other than a “special member” or “springing member”), manager, attorney or counsel of Borrower, equity owners of Borrower or Guarantor or any Affiliate of Borrower or Guarantor; (ii) a customer, supplier or other person who derives any of its purchases or revenues from its activities with Borrower or Guarantor, equity owners of Borrower or Guarantor or any Affiliate of Borrower or Guarantor; (iii) a Person Controlling or under common Control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more nationally-recognized companies that are Approved ID Providers that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Director”) and is at all times during his or her service as an Independent Director of Borrower an employee of such a company or companies that is an Approved ID Provider.  A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” affiliated with Borrower (provided such affiliate does not or did not own a direct or indirect equity interest in an Borrower) shall not be disqualified from serving as an Independent Director, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of affiliates of Borrower or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.  A natural Person who satisfies the foregoing definition other than subparagraph (a)(ii) shall not be disqualified from serving as an Independent Director of Borrower if such individual is a Professional Independent Director and such individual complies with the requirements of the previous sentence.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Young Conaway Stargatt & Taylor, LLP in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Rate” shall mean a rate of four and 865/1000 percent (4.865%) per annum.

“Issuer Group” shall have the meaning set forth in Section 9.1.1(c) hereof.

“Issuer Person” shall have the meaning set forth in Section 9.1.1(c) hereof.

“Kroll” shall mean Kroll Bond Rating Agency, Inc., and its successors in interest.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property by or on behalf of Borrower, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Lien” shall mean, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, PACE Loan or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage,  the Environmental Indemnity, the Assignment of Management Agreement, Assignment of Dealership Contract, the Guaranty, the Blocked Account Agreement, the Cash Management Agreement, and all other documents executed and/or delivered in connection with the Loan.

“Loan-to-Value Ratio” shall mean the ratio, as of a particular date, in which the numerator is equal to the outstanding principal balance of the Loan and the denominator is equal to the appraised value of the Property as determined by Lender in its good faith discretion.

“Management Agreement” shall mean the management agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“Manager” shall mean the subsidiaries of U-Haul, as identified in the Management Agreement, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“Material Action” means, with respect to any Person, to file any insolvency or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing such Person’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

“Maturity Date” shall mean September 1, 2035, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, extension, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Monthly Debt Service Payment Amount” shall mean a constant monthly payment of $1,761,806.39.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Morningstar” shall mean Morningstar Credit Ratings LLC.

“Mortgage” shall mean, collectively, each mortgage, deed of trust or deed to secure debt given by a Borrower to Lender as of the date hereof and encumbering Borrower’s fee and/or leasehold interest in each of the Properties, or any one or more of them as the context may require, in each case as each may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Cash Flow” shall mean, with respect to the Property for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Operating Income” shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Non-Florida Property” shall mean, individually or collectively, each Property identified on Schedule X attached hereto that is not located in the State of Florida.

“Note” shall mean individually and collectively (i) that certain Promissory Note, dated the date hereof, in the principal amount of $135,000,000.00, made by Borrower in favor of Morgan Stanley Bank, N.A., a national banking association, and (ii) that certain Promissory Note, dated the date hereof, in the principal amount of $135,000,000.00, made by Borrower in favor of JPMorgan Chase Bank, National Association, as each may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“O&M Program” shall have the meaning set forth in Section 5.1.19 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower or the general partner, managing member or sole member of Borrower, as applicable.

“On-Going Improvements” shall mean those certain construction projects at certain of the Properties currently being undertaken, but not yet completed, as more particularly set forth on Schedule IV, if any.

“Operating Expenses” shall mean the total of all expenditures, computed in accordance with a cash basis accounting system, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, ground rent (if any), bad debt, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

“Overpaying Borrower” shall have the meaning set forth in Section 10.25(a) hereof.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Obligations” shall have the meaning as set forth in the Mortgage.

“PACE Loan” shall mean (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Property.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan, provided, however, that Lender shall have the right to change the Payment Date (with corresponding changes to the Accrual Period) to any other day of the calendar month selected by Lender, in its sole and absolute discretion (including in connection with a Securitization) upon prior written notice to Borrower (in which event such change shall then be deemed effective) and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change.

“Permitted Defeasance Date” shall mean the date that is two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code for the REMIC Trust which holds the portion of the Note last to be securitized.

“Permitted Encumbrances” shall mean, with respect to the Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of the Property or Borrower’s ability to repay the Loan.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i)obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of:  the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(ii)Federal Housing Administration debentures;

(iii)obligations of the following United States government sponsored agencies:  Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(iv)federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each PI Rating Agency (or, if not rated by all PI Rating Agencies, rated by at least one PI Rating Agency in the highest short term rating category and otherwise acceptable to each other PI Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v)fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each PI Rating Agency (or, if not rated by all PI Rating Agencies, rated by at least one PI Rating Agency in the highest short term rating category and otherwise acceptable to each other PI Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vi)debt obligations with maturities of not more than 365 days and at all times rated by each PI Rating Agency (or, if not rated by all PI Rating Agencies, rated by at least one PI Rating Agency and otherwise acceptable to each other PI Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii)commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each PI Rating Agency (or, if not rated by all PI Rating Agencies, rated by at least one PI Rating Agency and otherwise acceptable to each other PI Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(viii)units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each PI Rating Agency (or, if not rated by all PI Rating Agencies, rated by at least one PI Rating Agency and otherwise acceptable to each other PI Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

(ix)any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each PI Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such PI Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

“Permitted Par Prepayment Date” shall mean the first Business Day on or after the Payment Date which is three (3) months prior to the Maturity Date.

“Permitted Release Date” shall mean the earlier of (i) the date that is two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust which holds the portion of the Note last to be securitized and (ii) the fourth (4th) anniversary of the first Payment Date.

“Permitted Transfer” shall mean any of the following:  (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, (c) an Estate Planning Transfer, and (d) any transfer of the stock or shares of any Restricted Party

(other than Borrower) whose shares or stock is publicly traded on a nationally recognized stock exchange.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.

“PI Rating Agencies” shall mean S&P, Moody’s and Fitch.

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

“Policy” shall have the meaning specified in Section 6.1(b) hereof.

“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

“Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 hereof.

“Principal” shall mean the Special Purpose Entity, if required under the terms and conditions hereof, that is the general partner of Borrower, if Borrower is a limited partnership, or managing member of Borrower, if Borrower is a limited liability company, it being agreed that no Principal shall be required if Borrower is a corporation or an entity of the type described in subsection (x) under the definition of Special Purpose Entity.

“Property” shall mean, collectively, each of the properties listed on Schedule X or any one or more of them as the context may require, together with any After Acquired Adjacent Property related to any such Property. Without limiting the foregoing, each individual Property is sometimes herein referred to as an “Individual Property” and all the Property collectively is sometimes herein referred to as the “Properties”.

“Provided Information” shall mean any and all financial and other information provided at any time prepared by, or on behalf of, Borrower, Principal, Guarantor and/or Manager.

“Qualified Manager” shall mean either (a) Manager; or (b)  in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that, if required by Lender, Borrower shall have obtained (i) prior written confirmation from the applicable Rating Agencies that management of the Property by such entity will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof and (ii) if such entity is an Affiliate of Borrower, an Additional Insolvency Opinion.

“Rating Agencies” shall mean any or all of S&P, Moody’s, Fitch, Kroll, DBRS and Morningstar or any other nationally recognized statistical rating agency which has been approved by Lender and designated by Lender to assign a rating to the Securities.

“Related Entities” shall have the meaning set forth in Section 5.2.10(e) hereof.

“Release” of any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Remediation” includes but is not limited to any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or a portion thereof.

“Rent Roll” shall have the meaning set forth in Section 4.1.26 hereof.

“Rents” shall mean, all rents (including percentage rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Property or any part thereof, including, without limitation, charges for electricity, oil, gas, water, steam, heat, ventilation, air-conditioning and any other energy, telecommunication, telephone, utility or similar items or time use charges, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for Taxes, operating expenses or other reimbursables payable to Borrower (or to the Manager for the account of Borrower) under any Lease, commissions under the Dealership Contract, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property or any part thereof.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Replacement Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Fund” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacements” shall have the meaning set forth in Section 7.3.1 hereof.

“Required Repair Account” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repair Fund” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 7.1.1 hereof.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, the Excess Cash Flow Reserve Fund and any other escrow fund established by the Loan Documents.

“Restoration” shall mean the repair and restoration of any Property after a Casualty or Condemnation as nearly as possible to the condition such Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restricted Party” shall mean collectively, (a) Borrower, Principal, any Guarantor, and any Affiliated Manager and (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower, Principal, any Guarantor, any Affiliated Manager or any non-member manager.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

“Scheduled Defeasance Payments” shall have the meaning set forth in Section 2.5.1(b) hereof.

“Securities” shall have the meaning set forth in Section 9.1.1(a) hereof.

“Securities Liabilities” shall have the meaning set forth in Section 9.1.1(c) hereof.

“Securitization” shall have the meaning set forth in Section 9.1.1(a) hereof.

“Security Agreement” shall have the meaning set forth in Section 2.5.1(a)(v) hereof.

“Servicer” shall have the meaning set forth in Section 9.5 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company that, since the date of its formation and at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements unless it has received either prior consent to do otherwise from Lender or a permitted administrative agent thereof, or, while the Loan is securitized, confirmation from each of the applicable Rating Agencies that such noncompliance would not result in the requalification, withdrawal, or downgrade of the ratings of any Securities or any class thereof:

(i)is and shall be organized solely for the purpose of (A) in the case of Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into and performing its obligations under the Loan Documents with Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incidental, necessary and appropriate to accomplish the foregoing; or (B) in the case of a Principal, acting as a general partner of the limited partnership that owns the Property or as managing member of the limited liability company that owns the Property and transacting lawful business that is incidental, necessary and appropriate to accomplish the foregoing;

(ii)has not engaged (except with respect to the Excluded Properties) and shall not engage in any business unrelated to (A) the acquisition, development, ownership, management or operation of the Property, or (B) in the case of a Principal, acting as general partner of the limited partnership that owns the Property or acting as a managing member of the limited liability company that owns the Property, as applicable;

(iii)except for the Excluded Properties, has not owned and except as otherwise expressly contemplated herein, shall not own any real property other than, in the case of Borrower, the Property;

(iv)does not have, shall not have and, except for the Excluded Properties, at no time had any assets other than (A) in the case of Borrower, the Property and personal property necessary or incidental to its ownership and operation of the Property or (B) in the case of a Principal, if applicable, its partnership interest in the limited partnership or the member interest in the limited liability company that owns the Property and personal property necessary or incidental to its ownership of such interests;

(v)has not engaged in, sought, consented or permitted to and shall not engage in, seek, consent to or permit (A) any dissolution, winding up, liquidation, consolidation or merger, (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan

Documents, or (C) in the case of a Principal, any transfer of its partnership or membership interests;

(vi)shall not cause, consent to or permit any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or other formation document or organizational document (as applicable) with respect to the matters set forth in this definition;

(vii)if such entity is a limited partnership, (A) is and shall be a Delaware limited partnership, and (B) is and shall have at least one general partner and has and shall have, as its only general partners, Special Purpose Entities each of which (1) is a Delaware corporation or single-member Delaware limited liability company, (2) has at least two (2) Independent Directors, and (3) holds a direct interest as general partner in the limited partnership of not less than 0.5%;

(viii)if such entity is a corporation, (A) is and shall be a Delaware corporation and (B) has and shall have at least two (2) Independent Directors, and (C) shall not cause or permit the board of directors of such entity to take any Material Action either with respect to itself or, if the corporation is a Principal, with respect to Borrower or any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless all of the Independent Directors shall have participated in such vote and shall have voted in favor of such action;

(ix)if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of “Special Purpose Entity”), (A) is and shall be a Delaware limited liability company, (B) has and shall have at least one (1) member that is a Special Purpose Entity, that is a corporation, that has at least two (2) Independent Directors and that directly owns at least one-half-of-one percent (0.5%) of the equity of the limited liability company;

(x)if such entity is a single-member limited liability company, (A) is and shall be a Delaware limited liability company, (B) has and shall have at least two (2) Independent Directors serving as managers of such company, (C) shall not take any Material Action and shall not cause or permit the members or managers of such entity to take any Material Action, either with respect to itself or, if the company is a Principal, with respect to Borrower, in each case unless all of the Independent Directors then serving as manager of the company shall have participated and consented in writing to such action, and (D) has and shall have either (1) a member that is a Special Purpose Entity under this definition which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (2) one natural person that is an Independent Director or one entity that is a Special Purpose Entity under this definition that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company (each a “Special Member”) and shall continue such Borrower or Principal (as applicable) without dissolution and (ii) Special Member may not resign from such or the Principal (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to such Borrower or Principal (as applicable) as a Special Member in accordance with requirements of Delaware law and (B) after giving effect to such resignation or transfer, there remains at least two (2) Independent Directors of such Borrower or Principal (as applicable) in accordance with the provisions hereof, and the limited liability company agreement of the company (whether Borrower or Principal) shall further provide that (i) Special Member shall be a member of such Borrower or Principal (as applicable) that has no interest in the profits, losses and capital of such Borrower or Principal (as applicable) and has no right to receive any distributions of the assets of such Borrower or Principal (as applicable), (ii) pursuant to the applicable provisions of the limited liability company act of the State of Delaware (the “Act”), Special Member shall not be required to make any capital contributions to such Borrower or Principal (as applicable) and shall not receive a limited liability company interest in such Borrower or Principal (as applicable), (iii) Special Member, in its capacity as Special Member, may not bind such Borrower or Principal (as applicable), and (iv) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, such Borrower or Principal (as applicable) including, without limitation, the merger, consolidation or conversion of such Borrower or Principal (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the limited liability company agreement of such Borrower or Principal (as applicable);

(xi)has not and shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, that provides that such entity shall not) (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets; (3) amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; (4) without the prior unanimous written consent of its member and board, (including all Independent Directors) or the consent of a Principal (and its Independent Directors) that is a member or general partner in it:  (A) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of its property; (C) make an assignment for the benefit of the creditors of the entity; or (D) take any action in furtherance of any of the foregoing; or (5) take any action described in the preceding clause (4) or any other action which, under the terms any organizational documents of such entity requires the vote of the Independent Directors unless, in each case, at the time of such action there shall be at least two Independent Directors engaged as provided by the terms hereof and such Independent Directors affirmative vote in favor of such action, and the organizational documents of such entity shall further provide: (I) that any resignation, removal or replacement of any Independent Director shall not be effective without (1) prior written notice to Lender and the Rating Agencies (which such prior written notice must be given on at least the earlier of five (5) calendar days and three (3) Business Days prior to the applicable resignation, removal or replacement) and (2) evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents (which such evidence must accompany the aforementioned notice); (II) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of such entity (whether Borrower or a Principal), including such Borrower’s or Principal’s respective creditors and constituent equity owners (“Constituent Members”), in acting or otherwise voting on the matters provided for herein and in such Borrower’s or Principal’s organizational documents (which such fiduciary duties to the Constituent Members and such Borrower or Principal, in each case, shall be deemed to apply solely to the extent of their respective economic interests in such Borrower or Principal (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other Affiliates of the Constituent Members, such Borrower and Principal and (z) the interests of any group of Affiliates of which the Constituent Members, such Borrower or Principal is a part)); (III) other than as provided in subsection (II) above, the Independent Directors shall not have any fiduciary duties to any Constituent Members, any directors of such Borrower or Principal or any other Person; (IV) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (V) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to such Borrower, Principal, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct;

(xii)has at all times been and intends to at all times remain solvent and has paid and shall pay its debts and liabilities (including, a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xiii)has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity and has not identified and shall not identify itself as a division of any other Person;

(xiv)has maintained and shall maintain its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it is required or permitted by law to file consolidated tax returns and, if it is a corporation, has not filed and shall not file a consolidated federal income tax return with any other corporation, except to the extent that it is required or permitted by law to file consolidated tax returns;

(xv)has maintained and shall maintain its own records, books, resolutions and agreements;

(xvi)has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person, except that revenue collected from the Property may initially be commingled with revenue of Affiliates of Borrower so long as (i) the revenue from the Property can be identified and segregated from the revenue of Affiliates and (ii) the revenue from the Property is deposited in the Blocked Account as required by this Agreement and the Cash Management Agreement;

(xvii)has held and shall hold its assets in its own name;

(xviii)has conducted and shall conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(xix) (A) has maintained and shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP; provided, however, that consolidated financial statements are permitted so long as any such consolidated financial statement contains a note indicating that the Special Purpose Entity’s separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity’s liabilities do not  constitute obligations of the consolidated entity;

(xx)has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and shall maintain a sufficient number of employees in light of its contemplated business operations;

(xxi)has observed and shall observe all partnership, corporate or limited liability company formalities, as applicable;

(xxii)has not incurred any Indebtedness other than (i) acquisition financing with respect to the Property and Excluded Properties; construction financing with respect to the Improvements and certain off-site improvements required by municipal and other authorities as conditions to the construction of the Improvements; and first mortgage financings secured by the Property and Excluded Properties; and Indebtedness pursuant to letters of credit, guaranties, interest rate protection agreements and other similar instruments executed and delivered in connection with such financings, (ii) unsecured trade payables and operational debt not evidenced by a note, and (iii) Indebtedness incurred in the financing of equipment and other personal property used on the Property;

(xxiii)shall have no Indebtedness other than (i) the Loan, (ii) liabilities for trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed 2% of the amount of the Loan which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement;

(xxiv)has not assumed, guaranteed or become obligated and shall not assume or guarantee or become obligated for the debts of any other Person, has not held out and shall not hold out its credit as being available to satisfy the obligations of any other Person or has not pledged and shall not pledge its assets for the benefit of any other Person, in each case except for (i) any pledge in connection with Indebtedness secured by the Property and Excluded Properties that is being refinanced by the Loan and will not remain outstanding after the closing on the Loan; and (ii) as permitted pursuant to this Agreement;

(xxv)has not acquired and shall not acquire obligations or securities of its partners, members or shareholders or any other owner or Affiliate;

(xxvi)has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

(xxvii)has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(xviii) has not pledged and shall not pledge its assets to or for the benefit of any other Person except for (i) any pledge in connection with  Indebtedness secured by the Property and the Excluded Properties that are being refinanced by the Loan and will not remain outstanding after the closing on the Loan;  and (ii) any pledge to Lender to secure the Loan;

(xxix)has held itself out and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person;

(xxx)has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxxi)has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxxii)has not identified and shall not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

(xxxiii) other than capital contributions and distributions permitted under the terms of its organizational documents and conveyance of the Excluded Properties, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;

(xxxiv)has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;

(xxxv)if such entity is a corporation, has considered and shall consider the interests of its creditors in connection with all corporate actions;

(xxxvi) has not had and shall not have any of its obligations guaranteed by any Affiliate except as provided by the Loan Documents;

(xxxvii)has not formed, acquired or held and shall not form, acquire or hold any subsidiary, except that a Principal may acquire and hold its interest in Borrower;

(xxxviii)has complied and shall comply with all of the terms and provisions contained in its organizational documents;

(xxxix)  has conducted and shall conduct its business so that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion are true;

(xl)has not permitted and shall not permit any Affiliate or constituent party (other than Manager) independent access to its bank accounts;

(xli)is, has always been and shall continue to be duly formed, validly existing, and in good standing in the state of its incorporation or formation and in all other jurisdictions where it is qualified to do business;

(xlii)has paid all taxes which it owes and is not currently involved in any dispute with any taxing authority;

(xliii)is not now (except with respect to the Excluded Properties), nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that resulted in a judgment against it that has not been paid in full;

(xliv)has no judgments or Liens of any nature against it except for tax liens not yet due and the Permitted Encumbrances;

(xlv)has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition; and

(xlvi)has no material contingent or actual obligations not related to the Property.

For sake of clarity, but solely for the purposes of this definition of Special Purpose Entity, an After Acquired Leasehold Property shall be deemed part of the Property, and the acquisition of such After Acquired Leasehold Property shall not contravene Borrower’s obligation to remain, at all times, a Special Purpose Entity.

“State” shall mean, the State or Commonwealth in which the applicable Property or any part thereof is located.

“Subrogated Borrower” shall have the meaning set forth in Section 10.25(a) hereof.

“Successor Borrower” shall have the meaning set forth in Section 2.5.3 hereof.

“Survey” shall mean a survey of the applicable Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Tax/Insurance Cure Event” shall mean that Borrower has provided to Lender evidence of payment of Taxes as required by Section 5.1.2, or has provided evidence that the Property is insured pursuant to Section 6.1(b), as applicable.

“Tax/Insurance Trigger Event” shall mean Borrower’s failure to provide timely evidence of payment of Taxes as required by Section 5.1.2, or to provide timely evidence that the Property is insured pursuant to Section 6.1(b).

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.  In no event shall any Pace Loan be considered a Tax for purposes of this Agreement.

“Tenant” means the lessee of all or a portion of the Property under a Lease.

“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.

“Title Insurance Policy” shall mean, collectively, the mortgagee title insurance policies issued with respect to the Property and insuring the lien of the Mortgage.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“Transferee” shall have the meaning set forth in Section 5.2.10(e)(iii) hereof.

“Transferee’s Principals” shall mean collectively, (A) Transferee’s managing members, general partners or principal shareholders, as applicable, and (B) such other members, partners or shareholders, as applicable, which directly or indirectly shall own a fifty-one percent (51%) or greater economic and voting interest in Transferee.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“U-Haul” shall mean U-Haul International, Inc., a Nevada corporation.

“Underwriter Group” shall have the meaning set forth in Section 9.1.1(c) hereof.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) not subject to prepayment, call or early redemption and (c) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

“Yield Maintenance Default Premium” shall mean an amount equal to the greater of (a) five percent (5%) of the outstanding principal balance of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

Section 1.2  Principles of Construction.  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.  All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II - GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow.  Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower.  Borrower may request and receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid or defeased hereunder in respect of the Loan may not be reborrowed.  Borrower acknowledges and agrees that the Loan has been fully funded as of the Closing Date.

2.1.3 The Note, Mortgage and Loan Documents.  The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.

2.1.4 Use of Proceeds.  Borrower shall use the proceeds of the Loan to (a) acquire the Property, repay and discharge any existing loans relating to the Property, or to recapitalize the Property, (b) pay all past-due basic carrying costs, if any, with respect to the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Property and (f) distribute the balance, if any, to Borrower.

Section 2.2  Interest Rate.

2.2.1 Interest Rate.  Interest on the outstanding principal balance of the Loan shall accrue at the Interest Rate or as otherwise set forth in this Agreement from (and including) the Closing Date to but excluding the Maturity Date.

2.2.2 Interest Calculation.  Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the relevant Accrual Period by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance of the Loan.

2.2.3 Default Rate.  In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4 Usury Savings.  This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3  Loan Payment.

2.3.1 Monthly Debt Service Payments.  Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan for the initial Accrual Period (unless the Closing Date is the first calendar day of a month, in which event, no interest payment shall be due on the Closing Date), and (b) on October 1, 2015 and on each Payment Date thereafter up to and including the Maturity Date, the Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to principal.

2.3.2 Payments Generally.  For purposes of making payments hereunder, but not for purposes of calculating Accrual Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date.  All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.  All payments received hereunder, or under any of the Loan Documents, shall be applied to each Note (in the case of principal or interest payments) or distributed to or for the benefit of each Lender (in the case of other payments) on a pro rata basis.

2.3.3 Payment on Maturity Date.  Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.3.4 Late Payment Charge.  If any principal, interest or any other sums due under the Loan Documents (including the amounts due on the Maturity Date) are not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum and the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

2.3.5 Method and Place of Payment.  Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 A.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

Section 2.4  Prepayments.

2.4.1 Voluntary Prepayments.

(a)Except as otherwise expressly provided in this Section 2.4, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.

(b)Provided no Event of Default has occurred and is continuing, on the Permitted Par Prepayment Date, and on any Business Day thereafter through the Maturity Date, Borrower may, at its option, prepay the Debt in full (but not in part) without payment of any yield maintenance or other or premium; provided, however, if for any reason such prepayment is not paid on a regularly scheduled Payment Date, the Debt shall include interest for the full Accrual Period during which the prepayment occurs.  Borrower’s right to prepay the principal balance of the Loan in full pursuant to this subsection shall be subject to (i) Borrower’s submission of a notice to Lender setting forth the projected date of prepayment, which date shall be no less than thirty (30) days from the date of such notice, and (ii) Borrower’s actual payment to Lender of the full amount of the Debt, including interest for the full Accrual Period during which the prepayment occurs.

2.4.2 Mandatory Prepayments.  On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of the Property or otherwise remit such Net Proceeds to Borrower pursuant to Section 6.4 hereof, Borrower authorizes Lender, at Lender’s option, to apply Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with accrued interest and any other sums due hereunder in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion.  Other than following an Event of Default, no yield maintenance premium or other premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2.

2.4.3 Prepayments After Default.  If following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be (a) made on the next occurring Payment Date together with the Monthly Debt

Service Payment and (b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Default Premium which can be applied by Lender in such order and priority as Lender shall determine in its sole and absolute discretion.

2.4.4 Prepayment Prior to Permitted Defeasance Date.  If the Permitted Release Date has occurred but the Permitted Defeasance Date has not occurred, and provided no Event of Default exists, the Debt may be prepaid in whole (but not in part) prior to the Permitted Defeasance Date upon not less than thirty (30) days and not more than ninety (90) days prior written notice to Lender specifying the projected date of prepayment and upon payment of an amount equal to the Yield Maintenance Premium.  Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.  If any notice of prepayment is given, the Debt shall be due and payable on the projected date of prepayment.  Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith.  If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, interest for the full Accrual Period during which the prepayment occurs.

Section 2.5  Defeasance.

2.5.1 Voluntary Defeasance.

(a)Provided no Event of Default shall then exist, Borrower shall have the right at any time after the Permitted Defeasance Date and prior to the Permitted Par Prepayment Date to voluntarily defease all, but not part, of the Loan by and upon satisfaction of the following conditions (such event being a “Defeasance Event”):

(i)Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the “Defeasance Date”) on which the Defeasance Event is to occur;

(ii)Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Loan to and including the Defeasance Date.  If for any reason the Defeasance Date is not a Payment Date, the Borrower shall also pay interest that would have accrued on the Note through and including the next Payment Date, provided, however, if the Defeasance Deposit shall include (or if the U.S. Obligations purchased with such Defeasance Deposit shall provide for payment of) all principal and interest computed from the Payment Date prior to the Defeasance Date through the next succeeding Payment Date, Borrower shall not be required to pay such short term interest pursuant to this sentence;

(iii)Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Mortgage and the other Loan Documents;

(iv)Borrower shall pay to Lender the required Defeasance Deposit for the Defeasance Event;

(v)Borrower shall execute and deliver a pledge and security agreement, in form and substance that would be reasonably satisfactory to a prudent lender creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.5 (the “Security Agreement”);

(vi)Borrower shall deliver an opinion from counsel satisfactory to Lender that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such Defeasance Event;

(vii)Borrower shall deliver confirmation in writing from each of the applicable Rating Agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding.  If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered an Additional Insolvency Opinion with respect to the Successor Borrower from counsel satisfactory to Lender in form and substance satisfactory to Lender and the applicable Rating Agencies;

(viii)Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.5.1(a) have been satisfied;

(ix)Borrower shall deliver a certificate of Borrower’s independent certified public accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(x)Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

(xi)Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any costs and expenses associated with a release of the Lien of the Mortgage as provided in Section 2.6 hereof, (B) reasonable attorneys’ fees and expenses incurred in connection with the Defeasance Event, (C) the costs and expenses of the Rating Agencies, (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance and (E) the costs and expenses of Servicer and any trustee, including reasonable attorneys’ fees and expenses.

(b)In connection with the Defeasance Event, Borrower shall use the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date upon which interest and principal payments are required under this Agreement and the Note, and in amounts equal to or more than the scheduled payments due on such Payment Dates under this Agreement and the Note  (including, without limitation, scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such Payment Dates) and assuming the Note is prepaid in full on the Permitted Par Prepayment Date (the “Scheduled Defeasance Payments”).  Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Lender (unless otherwise directed by Lender) and applied to satisfy the Debt Service obligations of Borrower under this Agreement and the Note.  Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.5 and satisfy Borrower’s other obligations under this Section 2.5 and Section 2.6 shall be remitted to Borrower.

2.5.2 Collateral.  Each of the U.S. Obligations that are part of the defeasance collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the defeasance collateral a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing the granting of such security interests.

2.5.3 Successor Borrower.  In connection with any Defeasance Event, Borrower shall, establish or designate a successor entity (the “Successor Borrower”) acceptable to Lender in its reasonable discretion, which shall be a Special Purpose Entity, which shall not own any other assets or have any other liabilities or operate other property (except in connection with other defeased loans held in the same securitized loan pool with the Loan).  Borrower shall transfer and assign all obligations, rights and duties under and to the Note, together with the pledged U.S. Obligations to such Successor Borrower.  Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of its obligations under such documents.  Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement.  Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this Section 2.5.3, but Borrower shall pay all costs and expenses incurred by Lender, including Lender’s attorneys’ fees and expenses and any fees and expenses of any Rating Agencies, incurred in connection therewith.

Section 2.6  Release of Property.  Except as set forth in this Section 2.6, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on the Property.

2.6.1 Release of Property.

(a)If Borrower has the right to and has elected to prepay or defease all of the Loan in accordance with this Agreement, upon satisfaction of the requirements of Section 2.4 or Section 2.5, as applicable, and this Section 2.6, all of the Property shall be released from the Lien of the Mortgage.

(b)In connection with the release of the Mortgage, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for the Property for execution by Lender.  Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender .  In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.  Borrower shall reimburse Lender and Servicer for any costs and expenses Lender and Servicer incur arising from such release (including reasonable attorneys’ fees and expenses) and Borrower shall pay, in connection with such release, (i) all recording charges, filing fees, taxes or other expenses payable in connection therewith, and (ii)  to any Servicer, the current fee being assessed by such Servicer to effect such release.

Section 2.7  Blocked Account/Cash Management.

2.7.1 Blocked Account.

(a)During the term of the Loan, Borrower shall establish and maintain an account (the “Blocked Account”) with Blocked Account Bank in trust for the benefit of Lender, which Blocked Account shall be under the sole dominion and control of Lender.  The Blocked Account shall be entitled U-Haul Co. of Florida 8, LLC, U-Haul Co. of Florida 9, LLC, U-Haul Co. of Florida 10, LLC, UHIL 8, LLC, UHIL 9, LLC, UHIL 10, LLC, UHIL 13, LLC, AREC 8, LLC, AREC 9, LLC, AREC 10, LLC, and AREC 13, LLC, as Borrower and Morgan Stanley Bank, N.A., and JPMorgan Chase Bank, National Association, as Lender, pursuant to Loan Agreement dated as of August 12, 2015 – Blocked Account”.  Borrower hereby grants to Lender a first-priority security interest in the Blocked Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Blocked Account, including, without limitation, filing UCC-1 Financing Statements and continuations thereof.  During a Cash Sweep Period, Lender and Servicer shall have the sole right to make withdrawals from the Blocked Account and all costs and expenses for establishing and maintaining the Blocked Account shall be paid by Borrower.  All monies now or hereafter deposited into the Blocked Account shall be deemed additional security for the Debt.  The Blocked Account Agreement and Blocked Account shall remain in effect until the Loan has been repaid or defeased in full.

(b)Borrower shall, and shall cause Manager to, deposit all amounts received by Borrower or Manager constituting Rents (including Rents derived from an After Acquired Leasehold Property) into the Blocked Account within one (1) Business Day after receipt thereof.

(c)Borrower shall obtain from Blocked Account Bank its agreement, subject to the terms and conditions of the Cash Management Agreement, upon Lender’s notice during a Cash Sweep Period, to transfer to the Cash Management Account in immediately available funds by federal wire or ACH transfer all amounts on deposit in the Blocked Account once every Business Day throughout the term of the Loan.

(d)Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Blocked Account to the payment of the Debt in any order in its sole discretion.

(e)The Blocked Account shall not be commingled with other monies held by Borrower, Manager or Blocked Account Bank; provided, however, revenue collected from the Property may initially be commingled with revenue of Affiliates of Borrower so long as (i) the revenue from the Property can be identified and segregated from the revenue of Affiliates and (ii) the revenue from the Property is deposited in the Blocked Account as required by this Agreement and the Cash Management Agreement.

(f)Borrower shall not further pledge, assign or grant any security interest in the Blocked Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(g)Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Blocked Account and/or the Blocked Account Agreement (unless arising from the gross negligence or willful misconduct of Lender) or the performance of the obligations for which the Blocked Account was established.

2.7.2 Cash Management Account.

(a)During the term of the Loan, Borrower shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Agent in trust and for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender.  The Cash Management Account shall be entitled “U-Haul Co. of Florida 8, LLC, U-Haul Co. of Florida 9, LLC, U-Haul Co. of Florida 10, LLC, UHIL 8, LLC, UHIL 9, LLC, UHIL 10, LLC, UHIL 13, LLC, AREC 8, LLC, AREC 9, LLC, AREC 10, LLC, and AREC 13, LLC, as Borrower and Morgan Stanley Bank, N.A., and JPMorgan Chase Bank, National Association, as Lender, pursuant to Loan Agreement dated as of August 12, 2015 - Cash Management Account.”  Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, filing UCC-1 Financing Statements and continuations thereof.  Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof.  Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

(b)The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(c)All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

(d)Borrower hereby agrees that Lender may modify the Cash Management Agreement for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Agreement and the other Loan Documents and Lender shall provide notice thereof to Borrower.

2.7.3 Payments Received under the Cash Management Agreement.  Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, from and after the occurrence of a Cash Sweep Event, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to this Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

ARTICLE III - CONDITIONS PRECEDENT

Section 3.1  Conditions Precedent to Closing.  The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of all of the conditions precedent to closing set forth in the application or term sheet for the Loan delivered by Borrower to Lender and the commitment or commitment rider, if any, to the application or term sheet for the Loan issued by Lender.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES

Section 4.1  Borrower Representations.  Borrower represents and warrants as of the date hereof that:

4.1.1 Organization.  Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own the Property and to transact the businesses in which it is now engaged.  Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its businesses and operations.  Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Property and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property.  The ownership interests in Borrower are as set forth on the organizational chart provided to Lender prior to the date hereof.

4.1.2 Proceedings.  Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents.  This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts.  The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of the Property or Borrower’s assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation.  There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Guarantor, Principal or the Property or any part thereof, which actions, suits or proceedings, if determined against Borrower, Guarantor, Principal or the Property or any part thereof, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Guarantor, Principal or the condition or ownership of the Property or any part thereof.  A schedule of pending litigation for Borrower and Guarantor is set forth on Schedule II attached hereto.

4.1.5 Agreements.  Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise.  Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound.  Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (xxiii) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof and (b) obligations under the Loan Documents.

4.1.6 Title.  AREC 8, LLC, AREC 9, LLC, AREC 10, LLC, and AREC 13, LLC have good, marketable and insurable fee simple title to the real property comprising the Non-Florida Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other

Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents.  UHIL 8, LLC , UHIL 9, LLC, UHIL 10, LLC, and UHIL 13, LLC have good, marketable and insurable leasehold title to the real property comprising the Non-Florida Property.  U-Haul Co. of Florida 8, LLC, U-Haul Co. of Florida 9, LLC, and U-Haul Co. of Florida 10, LLC have good, marketable and insurable fee simple title to the real property comprising the Florida Property, free and clear of all Liens whatsoever except the Permitted Encumbrances.  The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Loan.  Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the applicable Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents.  There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

4.1.7 Solvency.  Borrower has (a) not entered into this transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents.  Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.  The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured.  Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).  No petition in bankruptcy has been filed against Borrower or any constituent Person in the last seven (7) years, and neither Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.  Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

4.1.8 Full and Accurate Disclosure.  No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.  There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

4.1.9 No Plan Assets.  Borrower does not sponsor, is not obligated to contribute to, and is not itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.  In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to any state or other statute , regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including but not limited to the exercise by Lender of any of its rights under the Loan Documents.

4.1.10 Compliance.  Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes.  Borrower has disclosed to Lender the matters set forth on Schedule VI, which Borrower represents are not material.  Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority.  There has not been committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.  On the Closing Date, the Improvements at the Property were in material compliance with applicable law.

4.1.11 Financial Information.  All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (a) are true, complete and correct in all material respects, and (b) accurately represent the financial condition of Borrower and the Property, as applicable, as of the date of such reports.  Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or the current operation thereof, except as referred to or reflected in said financial statements.  Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

4.1.12 Condemnation.  No Condemnation or other similar proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.1.13 Federal Reserve Regulations.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of

Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Utilities and Public Access.  Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses.  All public utilities necessary or convenient to the full use and enjoyment of each Property are located either in the public right-of-way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property and such easements are set forth in and insured by the Title Insurance Policy.  All roads necessary for the use of each Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15 Not a Foreign Person.  Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16 Separate Lots.  Each Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Property.

4.1.17 Assessments.  There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

4.1.18 Enforceability.  The Loan Documents are enforceable by Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.  The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment.  There are no prior assignments of the Leases, if any, or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20 Insurance.  Borrower has obtained and has delivered to Lender certificates of insurance reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policy, and neither Borrower nor any other Person, has done, by act or omission, anything which would impair the coverage of any such Policy.

4.1.21 Use of Property.  The Property is used exclusively for self-storage and U-Box portable storage purposes, the rental of U-Haul equipment, customary equipment maintenance, RV Parking, retail propane sales the retail sale of moving supplies and other appurtenant and related uses.

4.1.22 Certificate of Occupancy; Licenses.  All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and operation of each Property have been obtained and are in full force and effect.  The use being made of each Property is in conformity with the certificate of occupancy issued for such Property.  Notwithstanding the foregoing, any such certificates of completion and/or occupancy do not cover the On-Going Improvements, but such On-Going Improvements are proceeding pursuant to valid and effective building permits and any other permits or certificates that are required under applicable Legal Requirements.

4.1.23 Flood Zone.  None of the Improvements on any of the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to such Property.

4.1.24 Physical Condition.  Each Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in such Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in such Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25 Boundaries.  All of the Improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances upon such Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.

4.1.26 Leases.  The Property is not subject to any leases other than the Leases described in the rent roll provided to Lender prior to the date hereof (the “Rent Roll”), which Rent Roll is true, complete and accurate in all respects as of the Closing Date.  Borrower is the owner and lessor of landlord’s interest in the Leases.  No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases.  The current Leases are in full force and effect and, except as shown on the Rent Roll, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder.  Except for Rent not exceeding, in the aggregate, five percent (5%) of total annual Rent from the Property, no Rent has been paid more than one (1) month in advance of its due date.  All security deposits are held by Borrower in accordance with applicable law.  All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant.  There has been no prior sale, transfer or assignment, hypothecation or pledge of any

Lease or of the Rents received therein which is outstanding.  No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.  No Tenant under any Lease has any right or option for additional space in the Improvements.

4.1.27 Survey.  The Survey for each Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting such Property or the title thereto.

4.1.28 Inventory.  Borrower is the owner of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Mortgage) located on or at the Property and shall not lease any Equipment, Fixtures or Personal Property other than as permitted hereunder.  All of the Equipment, Fixtures and Personal Property are sufficient to operate the Property in the manner required hereunder and in the manner in which it is currently operated.

4.1.29 Filing and Recording Taxes.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements have been paid.  All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid.

4.1.30 Special Purpose Entity/Separateness.

(a)Borrower hereby represents, warrants and covenants that (i) Borrower is, shall be and shall continue to be a Special Purpose Entity and (ii) unless Borrower is a corporation or an entity of the type described in subsection (x) under the definition of Special Purpose Entity, Principal is, shall be and shall continue to be a Special Purpose Entity. The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(b)Any and all of the stated facts and assumptions made in any Insolvency Opinion, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects, and Borrower and Principal will have complied and will comply with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion.  Each entity other than Borrower and Principal with respect to which an assumption is made or a fact stated in any Insolvency Opinion will have complied and will comply with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion.  Borrower covenants that in connection with any Additional Insolvency Opinion delivered in connection with this Agreement it shall provide an updated certification regarding compliance with the facts and assumptions made therein.

(c)Borrower covenants and agrees that Borrower shall provide Lender with five (5) days’ prior written notice prior to the removal and replacement of any Independent Director.

4.1.31 Management Agreement.  The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.  The Management Agreement was entered into on commercially reasonable terms.

4.1.32 Illegal Activity.  No portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.33 No Change in Facts or Circumstances; Disclosure.  All information submitted by and on behalf of Borrower to Lender and in all financial statements, rent rolls (including the Rent Roll), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are true, complete and correct in all material respects.  There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or the business operations or the financial condition of Borrower.  Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act.  Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35 Embargoed Person.  As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.36 Principal Place of Business; State of Organization.  Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. (a) U-Haul Co. of Florida 8, LLC is a limited liability company formed under the laws of the State of Delaware and its organizational identification number is 5761371, (b) U-Haul Co. of Florida 9, LLC is a limited liability company formed under the laws of the State of Delaware and its organizational identification number is 5761386, (c) U-Haul Co. of Florida 10, LLC is a limited liability company formed under the laws of the State of Delaware and its organizational identification number is 5761395, (d) UHIL 8, LLC is a limited liability company formed under the laws of the State of Delaware and its organizational identification number is

3969852, (e) UHIL 9, LLC is a limited liability company formed under the laws of the State of Delaware and its organizational identification number is 3969864, (f) UHIL 10, LLC is a limited liability company formed under the laws of the State of Delaware and its organizational identification number is 3969865, (g) UHIL 13, LLC is a limited liability company formed under the laws of the State of Delaware and its organizational identification number is 3969888, (h) AREC 8, LLC is a limited liability company formed under the laws of the State of Delaware and its organizational identification number is 3969904, (i) AREC 9, LLC is a limited liability company formed under the laws of the State of Delaware and its organizational identification number is 3969905, (j) AREC 10, LLC is a limited liability company formed under the laws of the State of Delaware and its organizational identification number is 3969907, and (k) AREC 13, LLC is a limited liability company formed under the laws of the State of Delaware and its organizational identification number is 3969913.

4.1.37 Environmental Representations and Warranties.  Except as otherwise disclosed by those certain Phase I environmental reports (or Phase II environmental reports, if required) delivered to Lender by Borrower in connection with the origination of the Loan (such reports are referred to below, collectively, as the “Environmental Report”), (a) there are no Hazardous Substances or underground storage tanks in, on, or under any of the Property, except those that are (i) in compliance with Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required under Environmental Law), (ii) de-minimis amounts necessary to operate such Property for the purposes set forth in the Loan Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law and (iii) fully disclosed to Lender in writing pursuant to the Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Substances in, on, under or from any of the Property which has not been fully remediated in accordance with Environmental Law; (c) there is no threat of any Release of Hazardous Substances migrating to any of the Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Property which has not been fully remediated in accordance with Environmental Law; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with any of the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully disclosed to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and has provided to Lender all information that is contained in Borrower’s files and records, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

4.1.38 Blocked Account; Cash Management Account.  Borrower hereby represents and warrants to Lender that this Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in the Blocked Account and Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower.  Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed the Blocked Account and Cash Management Account;

(a)Each of the Blocked Account and Cash Management Account constitutes “deposit accounts” and/or “securities accounts” within the meaning of the Uniform Commercial Code of the State of New York;

(b)Pursuant and subject to the terms hereof and the other applicable Loan Documents, the Blocked Account Bank and Agent have agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Blocked Account and Cash Management Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities;

(c)The Blocked Account and Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to the Blocked Account Bank and Agent complying with instructions with respect to the Blocked Account and Cash Management Account from any Person other than Lender; and

(d)The Property is not subject to any cash management system (other than pursuant to the Loan Documents), and any and all existing tenant instruction letters issued in connection with any previous financing have been duly terminated prior to the date hereof.

4.1.39 Dealership Contract.  The Dealership Contract is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.  The Dealership Contract was entered into on commercially reasonable terms.

4.1.40 On-Going Improvements.  Borrower has obtained all required approvals and permits in connection with the On-Going Improvements, and the On-Going Improvements comply with all applicable building and zoning ordinances and codes.  Borrower has not incurred any indebtedness in connection with the On-Going Improvements.  Borrower has not received any notice of violation from any Governmental Authority with respect to the On-Going Improvements.

Section 4.2  Survival of Representations

.  Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower.  All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V - BORROWER COVENANTS

Section 5.1 Affirmative Covenants.  From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements.  Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property, including, without limitation, building and zoning codes and certificates of occupancy.  There shall never be committed by Borrower, and Borrower shall never permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.  Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.  Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents.  Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.  After prior written notice to Lender, Borrower, at Borrower’s own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith.  Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost. Borrower shall provide to Lender evidence satisfactory to Lender in its reasonable discretion that the matters identified on Schedule VI have been resolved within the time frame described on Schedule VI.

5.1.2 Taxes and Other Charges.  Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower is escrowing for Taxes in accordance with the terms and provisions of Section 7.2 hereof.  Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid.  Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof and Lender has received receipts from the relevant taxing authority).  Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property or any part thereof, and shall promptly pay for all utility services provided to the Property.  After prior written notice to Lender, Borrower, at Borrower’s own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property or any part thereof; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.  Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

5.1.3 Litigation.  Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower and/or Guarantor which might materially adversely affect Borrower’s or Guarantor’s condition (financial or otherwise) or business or the Property.

5.1.4 Access to Property.  Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

5.1.5 Notice of Default.  Borrower shall promptly advise Lender of any material adverse change in Borrower’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings.  Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents.  Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

5.1.8 Award and Insurance Benefits.  Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property or any part thereof, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

5.1.9 Further Assurances.  Borrower shall, at Borrower’s sole cost and expense:

(a)furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b)execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(c)do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10 Principal Place of Business, State of Organization.  Borrower will not cause or permit any change to be made in its name, identity (including its trade name or names), place of organization or formation (as set forth in Section 4.1.36 hereof) or Borrower’s corporate or partnership or other structure unless Borrower shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement, and the other Loan Documents and, in the case of a change in Borrower’s structure, name, jurisdiction of organization and formation or organizational identification number without first obtaining the prior written consent of Lender, which consent may be given or denied in Lender’s sole discretion.  Upon Lender’s request, Borrower shall, at Borrower’s sole cost and expense, execute and deliver additional security agreements and other instruments which may be necessary to effectively evidence or perfect

Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.  Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change).  Borrower shall promptly notify Lender of any change in its organizational identification number.  If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Lender of such organizational identification number.

5.1.11 Financial Reports.

(a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender, consistently applied), proper and accurate books and accounts reflecting (i) all of the financial affairs of Borrower and Guarantor and (ii) all items of income and expense in connection with the operation of the Property.  Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire.  After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s and Guarantor’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower will furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month prior to Securitization (or each calendar quarter after Securitization), the following items: (i) a rent roll for the subject month or quarter, as applicable; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month or quarter, as applicable, noting net operating income, gross income, and operating expenses (not including any contributions to the Replacement Reserve Fund and the Required Repair Fund), and other information necessary and sufficient to enable a calculation of Debt Service Coverage Ratio and to fairly represent the financial position and results of operation of the Property (and any After Acquired Leasehold Property) during such calendar month or quarter, as applicable, and containing a comparison of budgeted income and expenses and the actual income and expenses; and (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding three (3), six (6), and twelve (12) month periods as of the last day of such month or quarter, as applicable.  In addition, such certificate shall also be accompanied by an Officer’s Certificate stating that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate.

(c) Borrower or Manager will furnish Lender (i) annually, within seventy-five (75) days following the end of each Fiscal Year of Guarantor with a complete copy of Guarantor’s financial statements, prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender, consistently applied) and accompanied by a certificate from an authorized officer of Guarantor stating that such financial statements are true, correct and complete and fairly represent the financial condition and results of operation of Guarantor; and (ii) quarterly within forty (40) days following the end of each fiscal quarter of Guarantor with a complete copy of Guarantor’s quarterly financial statements prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender, consistently applied) and accompanied by a certificate from an authorized officer of Guarantor stating that such financial statements are true, correct and complete and fairly represent the financial condition and results of operation of Guarantor.  Together with such financial statements, Borrower shall deliver or cause to be delivered Borrower’s financial statements prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender, consistently applied) covering (i) all of the financial affairs of Borrower and (ii) the operation of the Property for such Fiscal Year or fiscal quarter, as applicable, and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Borrower’s equity and Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof (1) that the financial statements accurately represent the results of operations and financial condition of Borrower and the Property all in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender, consistently applied), and (2) whether there exists an event or circumstance which constitutes, or which upon notice or lapse of time or both would constitute, a Default under the Note or any other Loan Document executed and delivered by Borrower, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance.  Following, and during the continuance of, a monetary or material non-monetary Event of Default, Lender shall have the right to require that Borrower’s financial statements be audited by an independent certified public accounting firm acceptable to Lender in its reasonable discretion.

(d) Borrower will furnish or cause to be furnished to Lender monthly, within sixty (60) days following the end of each month, with a true, complete and correct cash flow statement with respect to the Property (and any After Acquired Leasehold Property), showing (i) all cash receipts of any kind whatsoever and all cash payments and disbursements, and (ii) trailing twelve-month summaries of such cash receipts, payments and disbursements together with a certification of Manager stating that such cash flow statement is true, complete and correct and a list of all litigation and proceedings affecting Borrower or the Property in which the amount involved is $250,000 or more, if not covered by insurance (or $1,000,000 or more whether or not covered by insurance).

(e) On the occurrence of an Event of Default, Borrower will furnish or cause to be furnished to Lender annually, upon request by Lender therefor, within forty-five (45) days following receipt of such request, with a true, complete and correct (i) “unitmix” report for the Property which notes the number of self-storage units that are rented on the basis of the size of the unit and includes the security deposit, if any, held by Borrower, the space covered and the arrearages for such tenant, if any, and (ii) rent roll for the Property with respect to all commercial tenants, including a list of which tenants are in default under their respective  Leases, dated as of the date of Lender’s request, identifying each tenant, the monthly rent and additional rent, if any, payable by such tenant, the expiration date of such tenant’s Lease, the security deposit, if any, held by Borrower under the Lease, the space covered by the Lease, and the arrearages for such tenant, if any, and each such “unitmix” report and rent roll shall be accompanied by an Officer’s Certificate, dated as of the date of the delivery of such “unitmix” report or rent roll, certifying that such “unitmix” report or rent roll is true, correct and complete in all material respects as of its date.

(f) For the partial year period commencing on the occurrence of a Cash Sweep Event, and for each Fiscal Year thereafter until the occurrence of a Cash Sweep Event Cure, Borrower shall submit to Lender an Annual Budget not later than sixty (60) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender.  The Annual Budget, if required pursuant to this Section 5.1.11(f) shall be subject to Lender’s written approval (each such Annual Budget, an “Approved Annual Budget”).  In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender.  Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget.  Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges.

(g) In the event, during a Cash Sweep Period, that Borrower must incur an extraordinary operating expense or capital expense in excess of $25,000 not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which may be given or denied in Lender’s sole discretion.

(h) Borrower shall furnish or cause to be furnished to Lender, within the later of fifteen (15) days after Lender’s request therefor and five (5) days following the date on which such item is available, with such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

(i) Borrower will cause Guarantor or Manager to furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Guarantor, financial statements of Guarantor, certified by an authorized officer of Guarantor stating that such financial statements are true, correct, accurate and complete and fairly represent the financial condition and results of operation of Guarantor, which financial statements shall include an annual balance sheet and profit and loss statement of Guarantor, in the form reasonably required by Lender.

(j) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) by electronic mail if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).  Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to such parties requesting such information in connection with such Securitization.

(k) Borrower will furnish Lender annually, within one hundred and twenty (120) days after the end of each Fiscal Year, with a report setting forth (i) the Net Operating Income for such Fiscal Year, (ii) the average occupancy rate of the Property during such Fiscal Year, and (iii) the capital repairs, replacements and improvements performed at the Property during such Fiscal Year.

5.1.12 Business and Operations.  Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property.  Borrower will qualify to do business and will remain in good standing under the laws of the jurisdiction of its formation as and to the extent the same are required for the ownership, maintenance, management and operation of the Property. Borrower shall at all times during the term of the Loan, continue to own all of Equipment, Fixtures and Personal Property which are necessary to operate the Property in the manner required hereunder and in the manner in which it is currently operated.

5.1.13 Title to the Property.  Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of each Mortgage on the applicable Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever.  Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and expenses) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement.  In the event (a) that any Mortgage encumbering the Property is foreclosed in whole or in part or that any Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage encumbering the Property prior to or subsequent to any Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and expenses, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement.  After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i)  the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, claimed by Borrower, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

5.1.16 Loan Proceeds.  Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

5.1.17 Performance by Borrower.  Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

5.1.18 Confirmation of Representations.  Borrower shall deliver, in connection with any Securitization, (a) one (1) or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, Principal and Guarantor as of the date of the Securitization.

5.1.19 Environmental Covenants.

(a)Borrower covenants and agrees that:  (i) all uses and operations on or of the Property or any part thereof, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Substances in, on, under or from the Property or any part thereof; (iii) there shall be no Hazardous Substances in, on, or under the Property or any part thereof, except those that are (A) in compliance with all Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required by Environmental Law), (B) de-minimis amounts necessary to operate the Property or any part thereof for the purposes set forth in the Loan Agreement which will not result in an environmental condition in, on or under the Property or any part thereof and which are otherwise permitted under and used in compliance with Environmental Law and (C) to the extent permits are required under Environmental Laws, fully disclosed to Lender in writing; (iv) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the “Environmental Liens”); (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property or any part thereof, pursuant to any reasonable written request of Lender made in the event that Lender has reason to believe that an environmental hazard exists on the Property or any part thereof (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender made in the event that Lender has reason to believe that an environmental hazard exists on the Property or any part thereof (A) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property or any part thereof; (B) comply with any Environmental Law; (C) comply with any directive from any Governmental Authority; and (D) take any other reasonable action necessary or appropriate for protection of human health or the environment; (viii) Borrower shall not do or allow any Tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property or any part thereof, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property or any part thereof; and (ix) Borrower shall immediately notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property or any part thereof in violation of Environmental Laws; (B) any non-compliance with any Environmental Laws related in any way to the Property or any part thereof; (C) any Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property or any part thereof; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to the release or potential release of Hazardous Substances or Remediation thereof, likely to result in liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property or any part thereof, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section. For purposes of this Section 5.1.19(a), “Property” shall include any After Acquired Leasehold Property.

(b)In the event that Lender has reason to believe that an environmental hazard exists on the Property or any part thereof that may, in Lender’s sole discretion, endanger any occupants of the Property or any part thereof or their guests or the general public or may materially and adversely affect the value of the Property or any part thereof, upon reasonable notice from Lender, Borrower shall, at Borrower’s expense, promptly cause an engineer or consultant satisfactory to Lender to conduct an environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Lender and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Lender within a reasonable period or if Lender has reason to believe that an environmental hazard exists on the Property or any part thereof that, in Lender’s sole judgment, endangers any occupant of the Property or any part thereof or their guests or the general public or may materially and adversely affect the value of the Property or any part thereof, upon reasonable notice to Borrower, Lender and any other Person designated by Lender, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property or any part thereof at all reasonable times to assess any and all aspects of the environmental condition of the Property or any part thereof and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing.  Borrower shall cooperate with and provide Lender and any such Person designated by Lender with access to the Property or any part thereof.  For purposes of this Section 5.1.19(b), “Property” shall include any After Acquired Leasehold Property.

(c)Borrower hereby represents and warrants that those certain reports described on Schedule III attached hereto, copies of which have been delivered to Lender, are true, accurate and complete (collectively, the “O&M Program”), and Borrower has as of the date hereof complied in all respects with the O&M Program.  Borrower hereby covenants and agrees that, during the term of the Loan, including any extension or renewal thereof, Borrower shall comply in all respects with the terms and conditions of the O&M Program.

5.1.20 Leasing Matters.  Any Leases with respect to the Property written after the date hereof, for more than 10,000 square feet shall be subject to the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed.  Following the occurrence of an Event of Default and upon request by Lender, Borrower shall furnish Lender with executed copies of all Leases.  All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates.  All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents.  Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved except that no termination by Borrower or acceptance of surrender by a Tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property; provided, however, that no such termination or surrender of any Lease covering more than 10,000 square feet will be permitted without the prior written consent of Lender; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); provided, however, that Borrower shall have the right to collect, at any one time, not more than five percent (5%) of the gross annual Rent in advance; (iv) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require.  Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a lease of all or substantially all of the Property without Lender’s prior written consent.  Notwithstanding anything to the contrary contained herein, all new Leases and all amendments, modifications, extensions, and renewals of existing Leases with Tenants that are Affiliates of Borrower shall be subject to the prior written consent of Lender.

5.1.21 Alterations.  Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower’s financial condition, the value of the applicable Property or the applicable Property’s Net Operating Income.  Notwithstanding the foregoing, Lender’s consent shall not be required in connection with the On-Going Improvements, and any other alterations that will not have a material adverse effect on Borrower’s financial condition, the value of the applicable Property or the applicable Property’s Net Operating Income, provided that such other alterations are made in connection with (a) the Restoration of such Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement or (b) the construction of additional storage units, U-Box storage or other ancillary U-Haul business purposes on the Property in compliance with the terms and conditions of this Section and that (i) comply with Legal Requirements and (ii) do not require Borrower to incur any additional Indebtedness to undertake such construction.  Borrower shall diligently prosecute the On-Going Improvements and any other alterations commenced at the Property to completion.  Following completion of any such improvements at any Individual Property, Borrower shall provide to Lender an as-built Survey and an endorsement to the applicable Title Insurance Policy updating the effective date of such policy to the date of such endorsement and showing no liens or encumbrances other than (a) Permitted Encumbrances, and (b) the lien for current real estate taxes not yet due and payable.

5.1.22 Operation of Property.

(a)Borrower shall cause each Property to be operated, in all material respects, in accordance with the Management Agreement (or Replacement Management Agreement) as applicable.  In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable, and enter into, and cause such Manager or other Qualified Manager to enter into, an assignment of management agreement in the form of the Assignment of Management Agreement entered into in connection with the closing of the Loan.

(b)Borrower shall:  (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) [intentionally omitted]; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

5.1.23 Embargoed Person.  Borrower has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property or any part thereof to be subject to forfeiture or seizure.  In addition, to help the United States government fight the funding of terrorism and money laundering activities, The USA Patriot Act (and the regulations thereunder) requires the Lender to obtain, verify and record information that identifies its customers.  Borrower shall provide the Lender with any additional information that the Lender deems necessary from time to time in order to ensure compliance with The USA Patriot Act and any other applicable Legal Requirements concerning money laundering and similar activities.

5.1.24 Dealership Contract.  Borrower shall:  (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Dealership Contract and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Dealership Contract of which it is aware; and (iii) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by U-Haul under the Dealership Contract, in a commercially reasonable manner.

Section 5.2  Negative Covenants

.  From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage and any other collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Operation of Property. Borrower shall not, without Lender’s prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate, cancel, amend or modify the Management Agreement; provided, that Borrower may, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

(a)Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement  without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

5.2.2 Liens.  Except in connection with a contest conducted in accordance with the terms of Section 3.6(b) of the Mortgage, Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for Permitted Encumbrances.

5.2.3 Dissolution.  Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the organizational documents of the Principal, in each case, without obtaining the prior written consent of Lender.

5.2.4 Change In Business.  Borrower shall not enter into any line of business other than the ownership and operation of the Property as a self-storage facility, the rental of U-Haul equipment, the retail sale of moving supplies and other appurtenant and related business, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.  Nothing contained in this Section 5.2.4 is intended to expand the rights of Borrower contained in Section 5.2.10(d) hereof.

5.2.5 Debt Cancellation.  Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.6 Zoning.  Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

5.2.7 No Joint Assessment.  Borrower shall not suffer, permit or initiate the joint assessment of any Property (a) with any other real property constituting a tax lot separate from such Property, and (b) which constitutes real property with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of such Property.

5.2.8 After Acquired Interests.  Borrower shall not acquire a fee or leasehold interest in any other properties except as expressly set forth below.

(a)Borrower shall have the right, but not the obligation, to acquire the fee simple estate in vacant land that is adjacent and contiguous to an existing Property (an “After Acquired Adjacent Property”), provided the conditions set forth on Schedule VII are satisfied.  From and after the date of acquisition of an After Acquired Adjacent Property, the applicable adjacent Property shall, for all purposes herein and in the other Loan Documents, be deemed to include such After Acquired Adjacent Property.  Nothing herein shall be deemed to preclude an Affiliate from acquiring property adjacent to, or in proximity with, any Individual Property, provided, however, no such property acquired by an Affiliate may be operated as part of, or integrated with, any Individual Property (unless it is an After Acquired Leasehold Property that may not be contiguous to an existing Property).

(b)Borrower shall have the right to acquire a leasehold estate in property that is operated as a storage facility, but that is not contiguous to an existing Property (an “After Acquired Leasehold Property”), provided the conditions set forth on Schedule VIII are satisfied.  Borrower covenants and agrees that, following acquisition of an After Acquired Leasehold Property, such property shall only be operated as a remote storage facility, U-Box storage facility, or vehicle or RV storage facility, and shall not include any office, showroom, retail or administrative uses.  Borrower further covenants and agrees that so long as any portion of the Debt remains outstanding, Borrower shall not modify or terminate any lease pursuant to which it acquired its leasehold estate in an After Acquired Leasehold Property (other than a termination in accordance with the approved lease).  From and after the date of acquisition of an After Acquired Leasehold Property, all Rents derived from Borrower’s ownership of such leasehold estate shall be deemed Rents for purposes of this Agreement and the other Loan Documents.

5.2.9 ERISA.

(a)Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to any state statute regulating investment of, or fiduciary obligations with respect to governmental plans and (C) one or more of the following circumstances is true:

(i)Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii)Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

5.2.10 Transfers.

(a)Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations.  Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

(b)Without the prior written consent of Lender, and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party to do any of the following (collectively, a “Transfer”): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein, (ii) enter into or subject the Property to a PACE Loan, or (iii) permit a Sale or Pledge of an interest in any Restricted Party, in either case, other than (A) pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.1.20, and (B) Permitted Transfers.

(c)A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of any Property for other than actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.22 hereof.  For greater specificity, a “Transfer” shall not include any transaction done pursuant to Section 5.2.10(b)(A), or (B).

(d)Notwithstanding the provisions of this Section 5.2.10, Lender’s consent shall not be required in connection with one or a series of Transfers of not more than forty-nine percent (49%) of the stock, the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, no such Transfer shall result in the change of Control in a Restricted Party, and as a condition to each such Transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed Transfer.  If after giving effect to any such Transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall, no less than thirty (30) days prior to the effective date of any such Transfer, deliver to Lender an Additional Insolvency Opinion acceptable to Lender and the Rating Agencies.  In addition, at all times, but subject to Estate Planning Transfers, AMERCO must Control Borrower and own, directly or indirectly, at least a fifty-one percent (51%) legal and beneficial interest in Borrower.

(e)No Transfer of the Property and assumption of the Loan shall occur during the period that is sixty (60) days prior to and sixty (60) days after a Securitization.  Otherwise,

Lender’s consent to a one (1) time Transfer of the Property and assumption of the Loan shall not be unreasonably withheld provided that Lender receives sixty (60) days prior written notice of such Transfer and no Event of Default has occurred and is continuing, and further provided that the following additional requirements are satisfied:

(i)Borrower shall pay Lender:  (A) a non-refundable application fee of $5,000 in connection with such proposed transfer, and (B) a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan upon the closing of such transfer;

(ii)Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with such Transfer (including, without limitation, Lender’s counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies pursuant to clause (x) below);

(iii)The proposed transferee (the “Transferee”) or Transferee’s Principals must have demonstrated expertise in owning and operating properties similar in location, size, class and operation to the Property, which expertise shall be reasonably determined by Lender;

(iv)Transferee and Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender;

(v)Transferee, Transferee’s Principals and all other entities which may be owned or Controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed Transfer;

(vi)Transferee shall assume all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender;

(vii)There shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Principals or Related Entities which is not reasonably acceptable to Lender;

(viii)Transferee, Transferee’s Principals and Related Entities shall not have defaulted under its or their obligations with respect to any other Indebtedness in a manner which is not reasonably acceptable to Lender;

(ix)Transferee and Transferee’s Principals must be able to satisfy all the representations and covenants set forth in Sections 4.1.30, 4.1.35, 5.1.23 and 5.2.9 of this Agreement, no Default or Event of Default shall otherwise occur as a result of such Transfer, and Transferee and Transferee’s Principals shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender and (B) all certificates, agreements, covenants and legal opinions reasonably required by Lender;

(x)If required by Lender, Transferee shall be approved by the Rating Agencies selected by Lender, which approval, if required by Lender, shall take the form of a confirmation in writing from such Rating Agencies to the effect that such Transfer will not result in a requalification, reduction, downgrade or withdrawal of the ratings in effect immediately prior to such assumption or transfer for the Securities or any class thereof issued in connection with a Securitization which are then outstanding;

(xi)Prior to any release of Guarantor, one (1) or more substitute guarantors reasonably acceptable to Lender shall have assumed all of the liabilities and obligations of Guarantor under the Guaranty and Environmental Indemnity executed by Guarantor or execute a replacement guaranty and environmental indemnity reasonably satisfactory to Lender;

(xii)Borrower shall deliver, at its sole cost and expense, an endorsement to the Title Insurance Policy, as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the Title Insurance Policy issued on the date hereof and the Permitted Encumbrances;

(xiii)The Property shall be operated by Manager or managed by a Qualified Manager pursuant to a Replacement Management Agreement; and

(xiv)Borrower or Transferee, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such Transfer satisfactory in form and substance to Lender.

Immediately upon a Transfer to such Transferee and the satisfaction of all of the above requirements, the named Borrower and Guarantor herein shall be released from all liability under this Agreement, the Note, the Mortgage and the other Loan Documents accruing after such Transfer.  The foregoing release shall be effective upon the date of such Transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower.

(f)Notwithstanding the provisions of this Section 5.2.10, subject to the satisfaction of the Easement Criteria, Borrower shall have the right to grant easements on the Property for utilities and other matters in the ordinary course of business, and Lender shall subordinate the lien of the applicable Mortgage to any such easements.  “Easement Criteria” shall mean the following:

(i)Borrower shall deliver to Lender a description of the proposed easement area, together with such surveys and plats as Lender may request;

(ii)Borrower shall have delivered to Lender an endorsement to Lender’s loan policy of title insurance updating the effective date of such policy to the date and time of recordation of such easement and showing no liens or encumbrances other than (a) Permitted Encumbrances, (b) the new easement, and (c) the lien for current real estate taxes not yet due and payable;

(iii)Lender shall have determined that any proposed easement does not (i) result in a violation of Legal Requirements or (ii) have a material adverse effect on use, operation or value of the applicable Property or the applicable Property’s Net Operating Income;

(iv)Borrower shall pay the costs and expenses of Lender in connection with any proposed easement, including reasonable attorney fees; and

(v)Borrower shall provide to Lender such other documents, instruments and information as Lender may reasonably request in connection with any proposed easement.

(g)Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s Transfer without Lender’s consent.  This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

5.2.11 Dealership Contract.

(a)Borrower shall not, without Lender’s prior written consent: (i) surrender, terminate, cancel, amend or modify the Dealership Contract; (ii) reduce or consent to the reduction of the term of the Dealership Contract; (iii) decrease or consent to the decrease of the amount of any payments to Borrower under the Dealership Contract, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Dealership Contract in any material respect.

(b)Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Dealership Contract without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

ARTICLE VI - INSURANCE; CASUALTY; CONDEMNATION

Section 6.1  Insurance.

(a)Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property (including any After Acquired Leasehold Property) providing at least the following coverages:

(i)comprehensive all risk “special form” insurance including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with no waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of $250,000.00 for all such insurance coverage; provided however with respect to windstorm coverage, the deductible shall not exceed 5% of the total insured value, subject to a $250,000 minimum, and, with respect to earthquake coverage, the deductible shall not exceed 5% of the total insured value, subject to a $500,000 minimum; and (D)  if any of the Improvements or the use of the Property or any part thereof shall at any time constitute legal non-conforming structures or uses, ordinance and law coverage including value of the undamaged portion, demolition/debris removal and increased costs of construction, in amounts acceptable to Lender.  In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to (1) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended plus (2) such greater amount as Lender shall require, in each case with deductibles acceptable to Lender, and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event an Individual Property or any part thereof is located in an area with a high degree of seismic activity and the PML/SEL of the applicable Individual Property exceeds 20%; provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii)business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an amount equal to one hundred percent (100%) of the projected net profit, continuing expenses and necessary payroll for a period of at least twenty-four (24) months after the date of the Casualty; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the applicable Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.  The amount of such business income or rental loss insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross revenues from the applicable Property for the succeeding twelve (12) month period.  Notwithstanding the provisions of Section 2.7.1 hereof, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iii)at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) Owner’s and Contractor’s Protective Liability, covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property and (4) with an agreed amount endorsement waiving co-insurance provisions;

(iv)comprehensive boiler and machinery insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(v)commercial general liability insurance or an umbrella excess liability policy that covers commercial general liability against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than $2,000,000.00 in the aggregate and $1,000,000.00 per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate, (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available, and (D) shall have no so-called “self-insured retention”, provided, however, so long as Guarantor maintains net equity of not less than $250,000,000 as reflected in its most recent audited financial statements, Borrower may self-insure the commercial general liability requirement noted above and elect to provide the umbrella coverage noted in clause (vi) below, provided such self-insured retention shall not exceed $5,000,000; in the event that the net equity of the Guarantor decreases below the $250,000,000 threshold, Borrower shall, within thirty (30) days of Lender’s notice, provide commercial general liability insurance with no self-insured retention and otherwise complying with the requirements of this subsection (v);

(vi)if applicable, commercial automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000.00;

(vii)if applicable, worker’s compensation, subject to the worker’s compensation laws of the applicable state and employer’s liability in amounts acceptable to Lender;

(viii)umbrella or excess liability insurance in an amount not less than $100,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (v) above or on terms that provide commercial general liability coverage, including, but not limited to, supplemental coverage for employer’s liability and automobile liability, if applicable, which umbrella liability coverage shall apply in excess of  such supplemental coverage;

(ix)the insurance required under this Section 6.1(a)(i) and (ii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Section 6.1(a)(i) and (ii) above at all times during the term of the Loan;

(x)an environmental insurance policy in an amount reasonably required by Lender at Closing, with a term of not less than ten (10) years and in form and substance acceptable to Lender at Closing (the “Environmental Insurance Policy”), which policy shall be maintained so long as the Debt is outstanding; and

(xi)upon sixty (60) days written notice, such other reasonable insurance, including, but not limited to, sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b)All insurance provided for in Section 6.1(a) hereof, shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds.  The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and financial strength and claims paying ability rating of “A” or better by at least two (2) of the Rating Agencies including, (i) S&P, (ii) Fitch, if Fitch is rating the Securities, and (iii) Moody’s, if Moody’s is rating the Securities.  If four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a financial strength and claims paying ability rating of “A” or better by S&P, and the equivalent by each of Fitch and Moody’s to the extent each such Rating Agency is rating the Securities, with no carrier below “BBB” by S&P and the equivalent by each of Fitch and Moody’s, to the extent each such Rating Agency is rating the Securities.  If five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a financial strength and claims paying ability rating of “A” or better by S&P, and the equivalent by each of Fitch and Moody’s to the extent each such Rating Agency is rating the Securities, with no carrier below “BBB” by S&P and the equivalent by each of Fitch and Moody’s to the extent each such Rating Agency is rating the Securities. For the purposes of determining satisfaction of the foregoing required Fitch and Moody’s rating for the insurance companies, it is agreed that Borrower may maintain the insurance coverage described in and required by Section 6.1(a) with the insurers under the Policies that are not rated with Fitch or Moody’s as of the Closing Date, provided that such insurers maintain no less than the claims paying ability rating applicable thereto with AM Best and the Rating Agencies in effect on the Closing Date.  Notwithstanding anything to the contrary herein, Borrower shall be permitted to continue to utilize Ironshore Insurance Ltd, Starr Insurance & Reinsurance Limited and Hamilton Re, Ltd in their current participation amounts and positions within the syndicate under

Borrower’s current umbrella liability Policies as of Closing that are not rated with S&P (“Otherwise Rated Insurers”); provided that, (1) Borrower shall replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth hereinabove and (2) if, prior to renewal, the current AM Best or other Rating Agency rating of any such Otherwise Rated Insurer is withdrawn or downgraded, Borrower shall replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth hereinabove. The Policies described in Section 6.1 hereof (other than those strictly limited to liability protection) shall designate Lender as mortgagee and loss payee.  Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies (and complete copies of the Policies upon request by Lender) accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.

(c)Any blanket insurance Policy shall otherwise provide the same protection as would a separate Policy insuring only such Property in compliance with the provisions of Section 6.1(a) hereof, subject to review and approval by Lender based on the schedule of locations and values, portfolio PML reports for the catastrophic perils of earthquake and windstorm/named storm, and such other information as requested by Lender or the Rating Agencies.  Notwithstanding anything to the contrary contained herein, in no event shall Borrower have less coverage than exists as of the Closing Date unless there is a corresponding proportionate reduction in the values of the locations covered under the policy.  Borrower shall notify Lender of any material changes to the blanket policy and associated limits under the policy as of Closing Date or an aggregation of the insured values covered under the blanket policy, including the reduction of earthquake, flood or wind/named storm limits or the addition of locations that are subject to the perils of earthquake, flood or wind/named storm, and such changes shall be subject Lender’s approval.

(d)All Policies provided for or contemplated by Section 6.1(a) hereof, shall name Borrower as a named insured and, with respect to liability Policies, except for the Policies  referenced in Section 6.1(a)(vi) and (vii) of this Agreement, shall name Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage policies, including but not limited to terrorism, boiler and machinery, flood and earthquake insurance, shall contain a so-called standard non-contributing mortgagee clause in favor of Lender and its successors and/or assigns, providing that the loss thereunder shall be payable to Lender as its interests may appear.

(e)All Policies shall contain clauses or endorsements to the effect that:

(i)With respect to property damage Policies (1) no act or negligence of Borrower, or anyone acting for Borrower, or of any occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned and (2) the Policy shall nto be canceled without at least thirty (30) days written notice to Lender, except ten (10) days’ notice for non-payment of premium;

(ii)With respect to all other Policies, if available using commercially reasonable efforts, the Policy shall not be canceled without at least thirty (30) days (except ten (10) days’ written notice for non-payment of premium) written notice to Lender and any other party named therein as an additional insured;

(iii)intentionally omitted; and

(iv)Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate after three (3) Business Days’ notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage.  All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

Section 6.2  Casualty.  If any Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of such Property pursuant to Section 6.4 hereof as nearly as possible to the condition such Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 hereof.  Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.  Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.  In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve the final settlement, which approval shall not be unreasonably withheld or delayed) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than $100,000.00 and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3  Condemnation.  Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings.  If Lender shall determine that the amount of the Award will be equal to or greater than $100,000.00, then Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation.  Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any taking by any public or quasi-public authority through

Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt.  Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note.  If any portion of the Property is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the applicable Property pursuant to Section 6.4 hereof and otherwise comply with the provisions of Section 6.4 hereof.  If the applicable Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.  Notwithstanding the foregoing provisions of this Section 6.3, and Section 6.4 hereof, if the Loan or any portion thereof is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Mortgage in connection with a Condemnation (but taking into account any proposed Restoration on the remaining portion of the Property), the Loan-to-Value Ratio is greater than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust and excluding the value of personal property and going concern value), the principal balance of the Loan must be paid down by the least of the following amounts:  (i) the net Condemnation Proceeds, (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the Loan-to-Value Ratio (as so determined by Lender) does not increase after the release, unless the Lender receives an opinion of counsel that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Mortgage.

Section 6.4  Restoration.  The following provisions shall apply in connection with the Restoration of any Property:

(a)If the Net Proceeds shall be less than $100,000.00 and the costs of completing the Restoration shall be less than $100,000.00, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) hereof are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b)If the Net Proceeds are equal to or greater than $100,000.00 or the costs of completing the Restoration is equal to or greater than $100,000.00 Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4.  The term “Net Proceeds” for purposes of this Section 6.4 shall mean:  (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (ii), (iii)(B), (iv), (ix) and, if applicable, (xi)  as a result of such damage or destruction, after deduction of the reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of the reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

(A)no Event of Default shall have occurred and be continuing;

(B)(1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the applicable Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the applicable Individual Property is taken, and such land is located along the perimeter or periphery of the applicable Individual Property, and no portion of the Improvements is located on such land;

(C)Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage of the total rentable space in the applicable Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower will make all necessary repairs and restorations thereto at their sole cost and expense.  The term “Rentable Space Percentage” shall mean (1) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to ninety percent (90%) and (2) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to ninety percent (90%);

(D)Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E)Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the applicable Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(ii) hereof, if applicable, or (3) by other funds of Borrower;

(F)Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) [intentionally omitted], (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(ii) hereof;

(G)the applicable Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(H)the Restoration shall be done and completed by Borrower (or Borrower’s agent) in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(I)such Casualty or Condemnation, as applicable, does not result in the loss of access to the applicable Individual Property or the Improvements;

(J)the Debt Service Coverage Ratio for the Property, after giving effect to the Restoration, shall be equal to or greater than 1.30 to 1.0;

(K)Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be subject to Lender’s approval; and

(L)the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration.

(ii)The Net Proceeds shall be held by Lender in an interest-bearing Eligible Account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and Other Obligations under the Loan Documents.  The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the applicable Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii)All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”).  Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration.  The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by Lender and the Casualty Consultant.  All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv)In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage.  The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed.  The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration.  The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the applicable Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement.  If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made.  The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and Other Obligations under the Loan Documents.

(vii)The excess, if any, of the Net Proceeds (and the remaining balance, if any, of the Net Proceeds Deficiency) deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be released to Borrower unless a Cash Sweep Event has occurred and no Cash Sweep Event Cure has followed, in which event the excess shall be deposited in the Cash Management Account to be disbursed in accordance with this Agreement, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

(c)All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) hereof may be retained and applied by Lender toward the payment of the Debt in accordance with Section 2.4.2 hereof, whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

(d)In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

ARTICLE VII - RESERVE FUNDS

Section 7.1  Required Repairs.

7.1.1 Deposits.  On the Closing Date, Borrower shall deposit with Lender Four Hundred Seventy Nine Thousand Eight Hundred Twenty Nine and No/100 Dollars ($479,829.00), an amount equal to one hundred and twenty-five percent (125%) of the estimated costs to perform the Required Repairs set forth on Schedule I hereto.  Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.6 hereof.  Amounts so deposited shall hereinafter be referred to as Borrower’s “Required Repair Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Required Repair Account”.  Borrower shall perform the repairs at the Property, as more particularly set forth on Schedule I hereto (such repairs hereinafter referred to as “Required Repairs”).  Borrower shall complete the Required Repairs on Schedule I on or before the date that is six (6) months after the Closing Date.  It shall be an Event of Default under this Agreement if (a) Borrower does not complete the Required Repairs at the applicable Property by the required deadline, or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof.  Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at the applicable Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion.  Lender’s right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

7.1.2 Release of Required Repair Funds.  Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions:  (a) Borrower shall submit a written request for payment to Lender at least thirty (30) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received an Officers’ Certificate (i) stating that all Required Repairs to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such Officers’ Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender’s option, a title search for the applicable Property indicating that such Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower.  Lender shall not be required to make disbursements from the Required Repair Account with respect to such Property (i) more than once a month and (ii) unless such requested disbursement is in an amount greater than $25,000.00 (or a lesser amount if the total amount in the Required Repair Account is less than $25,000.00), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

Section 7.2 Tax and Insurance Escrow Fund.

(a)Borrower shall pay to Lender (a) on the Closing Date an initial deposit, and (b) on each Payment Date thereafter (i) one-twelfth (1/12) of the Taxes and Other Charges that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes and Other Charges at least thirty (30) days prior to their respective due dates, and (ii) one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the “Tax and Insurance Escrow Fund”).  Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgage.  In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.  If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes, Other Charges and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund.  If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes, Other Charges and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and Other Charges and/or thirty (30) days prior to expiration of the Policies, as the case may be.

(b)Notwithstanding the provisions of Section 7.2(a) above, Borrower’s obligation to deposit in the Tax and Insurance Escrow Fund the sums required to pay Taxes and Insurance Premiums shall be suspended provided that:

(i)No Event of Default shall have occurred or exist under the Loan Documents;

(ii)With respect to Insurance Premiums, Lender shall have received evidence satisfactory to Lender that Borrower has paid, when due, all Insurance Premiums as and when required pursuant to this Agreement, and Borrower shall have either (aa) provided Lender with satisfactory evidence that the Property is insured in accordance with Section 6.1 of this Agreement pursuant to an acceptable blanket insurance Policy covering all or substantially all real property owned by Affiliates of Borrower or (bb) if the Property is not covered by a blanket insurance Policy, deposited and maintained in the Tax and Insurance Escrow Fund an amount sufficient to pay Insurance Premiums for six (6) months;

(iii)With respect to Taxes, Borrower shall have deposited and maintained in the Tax and Insurance Escrow Fund an amount sufficient to pay Taxes for six (6) months; and Lender shall have received evidence satisfactory to Lender that Borrower has paid, when due, all Taxes as and when required pursuant to this Agreement.

Section 7.3  Replacements and Replacement Reserve.

7.3.1 Replacement Reserve Fund.  Borrower shall pay to Lender (a) on the Closing Date an initial deposit of $994,102.00 and (b) on each Payment Date thereafter, a monthly amount of $63,615.24 (the “Replacement Reserve Monthly Deposit”) which amounts are reasonably estimated by Lender in its sole discretion to be due for replacements and repairs required to be made to the Property (collectively, the “Replacements”).  Amounts so deposited shall hereinafter be referred to as Borrower’s “Replacement Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Replacement Reserve Account”.  Notwithstanding the foregoing, provided no Event of Default shall then exist, the amount of Replacement Reserve Funds on deposit in the Replacement Reserve Account at any given time shall not exceed $994,102.00 in the aggregate (the “Replacement Reserve Cap”) and, accordingly, to the extent a Replacement Reserve Monthly Deposit would result in the aggregate amount of Replacement Reserve Funds in the Replacement Reserve Account to exceed the Replacement Reserve Cap, such Replacement Reserve Monthly Deposit shall be decreased by an amount equal to such excess.  When the amount of Replacement Reserve Funds in the Replacement Reserve Account equals or exceeds the Replacement Reserve

Cap, Borrower shall not be required to make the Replacement Reserve Monthly Deposit.  If at any time thereafter, the amount of Replacement Reserve Funds on deposit in the Replacement Reserve Account is less than the Replacement Reserve Cap, then Borrower shall be required to make monthly deposits to the Replacement Reserve Fund as provided above.  Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days’ notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Property.

7.3.2 Disbursements from Replacement Reserve Account.

(a)Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements.  Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to the Property, replacements of inventory or for costs which are to be reimbursed from the Required Repair Fund. Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(e) hereof) as determined by Lender.  In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

(b)Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made.  With each request Borrower shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the Property.  Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks as described below in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts.  Except as provided in Section 7.3.2(e) hereof, each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested.  Borrower shall provide Lender evidence of completion of the subject Replacement satisfactory to Lender in its reasonable judgment.

(c)Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement.  In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender’s disbursement from the Replacement Reserve Account.  In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $25,000.00 for completion of its work or delivery of its materials.  Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

(d)If (i) the cost of a Replacement exceeds $25,000.00, (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender’s judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

(e)Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $25,000.00.

7.3.3 Performance of Replacements.

(a)Borrower shall make Replacements when required in order to keep each Property in condition and repair consistent with other comparable properties in the same market segment in the metropolitan area in which such Property is located, and to keep such Property or any portion thereof from deteriorating.  Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

(b)Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements.  Upon Lender’s request, Borrower shall assign any contract or subcontract to Lender.

(c)In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

(d)In order to facilitate Lender’s completion or making of such Replacements pursuant to Section 7.3.3(c) above, Borrower grants Lender the right to enter onto the applicable Property and perform any and all work and labor necessary to complete or make such Replacements and/or employ watchmen to protect such Property from damage.  All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage.  For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake such Replacements in the name of Borrower.  Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.  Borrower empowers said attorney-in-fact as follows:  (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing such Replacements; (ii) to make such additions, changes and corrections to such Replacements as shall be necessary or desirable to complete such Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the applicable Property, or as may be necessary or desirable for the completion of such Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the applicable Property or the rehabilitation and repair of the applicable Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

(e)Nothing in this Section 7.3.3 shall:  (i) make Lender responsible for making or completing any Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with any Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

(f)Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto the applicable Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at such Property, and to complete any Replacements made pursuant to this Section 7.3.3.  Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

(g)Lender may require an inspection of the applicable Property at Borrower’s expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought.  Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account.  Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(h)The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialmen’s or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

(i)Before each disbursement from the Replacement Reserve Account, Lender may require Borrower to provide Lender with a search of title to the applicable Property effective to the date of the disbursement, which search shows that no mechanic’s or materialmen’s liens or other liens of any nature have been placed against such Property since the date of recordation of the related Mortgage and that title to such Property is free and clear of all Liens (other than the lien of the related Mortgage and any other Liens previously approved in writing by Lender, if any).

(j)All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

(k)In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement.  All such policies shall be in form and amount reasonably satisfactory to Lender.  All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed.  Certified copies of such policies shall be delivered to Lender at Lender’s request.

7.3.4 Failure to Make Replacements.

(a)It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender.  Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion.  Lender’s right to withdraw and apply the Replacement Reserve Fund shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

7.3.5 Balance in the Replacement Reserve Account.  The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.4  [Intentionally omitted].

Section 7.5  Excess Cash Flow Reserve Fund.

7.5.1 Deposits to Excess Cash Flow Reserve Fund.  During a Cash Sweep Period, Borrower shall deposit with Lender all Excess Cash Flow in the Cash Management Account, which shall be held by Lender as additional security for the Loan and amounts so held shall be hereinafter referred to as the “Excess Cash Flow Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Excess Cash Flow Reserve Account”.

7.5.2 Release of Excess Cash Flow Reserve Funds.  Upon the occurrence of a Cash Sweep Event Cure, all Excess Cash Flow Reserve Funds shall be released to Borrower.  Any Excess Cash Flow Reserve Funds remaining after the Debt has been paid in full or the Loan has been defeased shall be paid to Borrower.

Section 7.6  Reserve Funds, Generally.

(a)Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt.  Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

(b)Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

(c)The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.  The Reserve Funds (other than the Tax and Insurance Escrow Funds) shall be held in an Eligible Account and credited with interest at a rate selected by Lender, which interest rate may not be the highest interest rate then available, provided that selection of the rate shall be consistent with the general standards at the time being utilized by Lender or any Servicer, in establishing similar accounts for loans of comparable type.  All such interest shall be added to and become a part of such Reserve Funds and shall be disbursed in the same manner as other monies comprising such Reserve Funds.  Lender or any Servicer shall not be responsible and shall have no liability for any losses incurred on the investment of any Reserve Funds held in an Eligible Account.  Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds.

(d)Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(e)Lender and Servicer shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds.  Borrower shall indemnify Lender and Servicer and hold Lender and Servicer harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established.  Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(f)The required monthly deposits into the Reserve Funds and the Monthly Debt Service Payment Amount, shall be added together and shall be paid as an aggregate sum by Borrower to Lender.

(g)Any amount remaining in the Reserve Funds after the Debt has been paid in full or defeased shall be returned to Borrower.

ARTICLE VIII - DEFAULTS

Section 8.1  Event of Default.

(a)Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)if any portion of the Debt is not paid when due;

(ii)if any of the Taxes or Other Charges are not paid when the same are due and payable;

(iii)if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request;

(iv)if Borrower Transfers or otherwise encumbers any portion of any Property without Lender’s prior written consent in violation of the provisions of this Agreement and Article 6 of the applicable Mortgage;

(v)if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi)if Borrower or Principal shall make an assignment for the benefit of creditors;

(vii)if a receiver, liquidator or trustee shall be appointed for Borrower or Principal or any other guarantor under any guarantee issued in connection with the Loan or if Borrower or Principal shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Principal, or if any proceeding for the dissolution or liquidation of Borrower or Principal shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Principal upon the same not being discharged, stayed or dismissed within thirty (30) days;

(viii)if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix)if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Guarantor or such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Guarantor or such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days; provided, further, however, it shall be at Lender’s option to determine whether any of the foregoing shall be an Event of Default;

(x)if Borrower breaches any covenant contained in Section 4.1.30 hereof or any negative covenant contained in Section 5.2 hereof;

(xi)with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xii)if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, are or shall become untrue in any material respect;

(xiii)if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

(xiv)if Borrower shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for three (3) days after notice to Borrower from Lender;

(xv)if a material default has occurred and continues beyond any applicable cure period under the Dealership Contract;

(xvi)if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xv) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

(xvii)if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b)Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2  Remedies.

(a)Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.  Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Property, or any part thereof, in its absolute discretion in respect of the Debt.  In addition, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances:  (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect.  Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(b)Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder.  Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power.  Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(c)As used in this Section 8.2, a “foreclosure” shall include, without limitation, any sale by power of sale.

Section 8.3  Remedies Cumulative; Waivers.  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise.  Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE ix - SPECIAL PROVISIONS

Section 9.1  Securitization.

9.1.1 Sale of Notes, Securitization and Securitization Indemnification.

(a)Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”).

(b)Borrower agrees to make upon Lender’s written request, without limitation, all structural or other changes to the Loan (including delivery of one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan and such new notes or modified note may have different interest rates and amortization schedules), modifications to any documents evidencing or securing the Loan including, without limitation, the addition of language to Section 10.24 hereof in furtherance of Lender’s qualification for “VCOC” status, creation of one or more mezzanine loans (including amending Borrower’s organizational structure to provide for one or more mezzanine borrowers), delivery of opinions of counsel acceptable to the Rating Agencies or potential investors and addressing such matters as the Rating Agencies or potential investors may require; provided, however, that in creating such new notes or modified notes or mezzanine notes Borrower shall not be required to modify (i) the initial weighted average interest rate payable under the Note, (ii) the stated maturity of the Note, (iii) the aggregate amortization of principal of the Note, (iv) any other material economic term of the Loan, (v) Article V, Section 6.1, Article VII, Section 8.1 or Section 9.3 hereof, or the definition of Cash Sweep Event, or (vi) decrease the time periods during which Borrower is permitted to perform its obligations under the Loan Documents.  In connection with the foregoing, Borrower covenants and agrees to modify the Cash Management Agreement (but not the Blocked Account Agreement or the definition of Cash Sweep Event) to reflect the newly created components and/or mezzanine loans.

(c)At the request of Lender, and to the extent not already required to be provided by or on behalf of Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender or take other actions reasonably required by Lender, in each case in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization.  Lender shall have the right to provide to prospective investors and the Rating Agencies any information in its possession, including, without limitation, financial statements relating to Borrower, Guarantor, if any, and the Property.  Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Property may be included in a private placement memorandum, prospectus or other disclosure documents (the “Disclosure Documents”).  Borrower agrees that each of Borrower, Principal, Guarantor and their respective officers and representatives, shall, at Lender’s request, at its sole cost and expense, cooperate with Lender’s efforts to arrange for a Securitization in accordance with the market standards to which Lender customarily adheres and/or which may be required by prospective investors and/or the Rating Agencies in connection with any such Securitization. Borrower, Principal and Guarantor agree to review, at Lender’s request in connection with the Securitization, the Disclosure Documents as such Disclosure Documents relate to Borrower, Principal, Guarantor, the Property and the Loan, including without limitation, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Mortgage,” “Description of the Mortgage Loan and Mortgaged Property,” “The Manager,” “The Borrower,” and “Certain Legal Aspects of the Mortgage Loan.”  Borrower shall provide, and shall cause Guarantor to provide, an indemnification agreement (A) agreeing that Borrower and Guarantor have carefully examined such Disclosure Documents and confirming that the factual statements and representations contained in such sections and such other information in the Disclosure Documents (to the extent such information relates to, or is based on, or includes any information regarding the Property, Borrower, Guarantor, Manager and/or the Loan) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading (provided, however, neither Borrower nor Guarantor shall be required to provide indemnification with respect to factual statements or representations in the Disclosure Documents that are inconsistent with information regarding the Property, Borrower, Guarantor, Manager and/or the Loan that Borrower or Guarantor provided to Lender in connection with the making of the Loan, that Borrower or Guarantor believes are not accurate, and for which Borrower or Guarantor has provided notice to Lender of such inaccuracy), (B) indemnifying Lender (and for purposes of this Section 9.1, Lender hereunder shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in (i) or (ii), an “Issuer Person”), and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Issuer Group”), and each Person which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan) or necessary in order to make the statements in such sections (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan) or in light of the circumstances under which they were made, not misleading (collectively the “Securities Liabilities”) and (C) agreeing to reimburse Lender, the Issuer Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Issuer Group in connection with investigating or defending the Securities Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Securities Liabilities arise out of or are based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender or any member of the Issuer Group or Underwriter Group by or on behalf of Borrower or Guarantor in connection with the preparation of the memorandum or prospectus or other document (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan) or in connection with the underwriting of the Loan, including, without limitation, financial statements of Borrower or Guarantor, operating statements, rent rolls, environmental site assessment reports and Property condition reports with respect to the Property.  This indemnity agreement will be in addition to any liability which Borrower and Guarantor may otherwise have.  Moreover, the indemnification provided for in clauses (B) and (C) above shall be effective whether or not an indemnification agreement described in (A) above is provided and shall be applicable based on information previously provided by Borrower and Guarantor or their Affiliates if Borrower or Guarantor do not provide the indemnification agreement.

(d)In connection with filings under the Exchange Act or any information provided to holders of Securities on an ongoing basis, Borrower agrees to indemnify (i) Lender, the Issuer Group and the Underwriter Group for Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Securities Liabilities arise out of or are based upon an untrue statement in the Provided Information or the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Issuer Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Issuer Group or the Underwriter Group in connection with defending or investigating the Securities Liabilities.

(e)Promptly after receipt by an indemnified party under this Section 9.1 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.1, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party.  In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.  After notice from the indemnifying party to such indemnified party under this Section 9.1 the indemnifying party shall be responsible for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(f)In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in this Section 9.1 is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under this Section 9.1, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:  (i) the indemnified party’s, Borrower’s and Guarantor’s relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances.  Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(g)Borrower shall, and shall cause Guarantor to, indemnify the Lender and its officers, directors, partners, employees, representatives, agents and Affiliates against any Losses to which Lender and each of its officers, directors, partners, employees, representatives, agents and Affiliates, may become subject in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as the Losses arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of the Borrower to the Rating Agencies (the “Covered Rating Agency Information”) or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in the Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.

(h)The liabilities and obligations of Borrower and Lender under this Section 9.1 shall survive the satisfaction of this Agreement and the satisfaction and discharge of the Debt.

(i)If requested by Lender, Borrower shall provide Lender, promptly upon request, with any financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any amendment, modification or replacement thereto or other legal requirements in connection with any private placement memorandum, prospectus or other disclosure documents or any filing pursuant to the Exchange Act in connection with the Securitization or as shall otherwise be reasonably requested by Lender.

9.1.2 Securitization Costs.  All reasonable third party costs and expenses incurred by Borrower and Guarantor in connection with Borrower’s review of the Disclosure Documents or complying with requests made under Sections 9.1.1(b) shall be paid by Borrower.

Section 9.2 [Intentionally Omitted].

Section 9.3 Exculpation.  Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents.  The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any assignment of leases contained in the Mortgage; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and expenses reasonably incurred) arising out of or in connection with the following:

(i)fraud or intentional misrepresentation by Borrower, Principal or Guarantor in connection with the Loan;

(ii)the gross negligence or willful misconduct of Borrower, Principal or Guarantor;

(iii)material physical waste of the Property;

(iv)the removal or disposal of any portion of the Property after an Event of Default;

(v)the misapplication or conversion by Borrower, Principal or Guarantor of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards received in connection with a Condemnation of all or a portion of the Property, (C) any Rents following an Event of Default, or (D) any Rents paid more than one month in advance;

(vi)failure to pay Taxes, charges for labor or materials or other charges or judgments  that can or do create Liens on any portion of the Property;

(vii)any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(viii)the breach of the representation by Borrower that on the Closing Date, all Improvements at the Property were in material compliance with applicable laws;

(ix)any failure by Manager, U-Haul International, Inc. (the parent company of Manager) or AMERCO (the parent company of U-Haul International Inc.), to pay any deductible or self-retention amount in connection with the insurance required by Section 6.1(a)(v) hereof;

(x)any failure by Borrower to pay all costs incurred in connection with any alterations to the Improvements;

(xi)any failure by Borrower to complete the any alterations to the Improvements in compliance with all applicable Legal Requirements;

(xii)any breach of a covenant in Section 5.2.8(b) hereof;

(xiii)the acquisition of any After Acquired Adjacent Property;

(xiv)the acquisition, ownership or operation of any After Acquired Leasehold Property;

(xv)[intentionally omitted];

(xvi)failure to complete the post-closing matters set forth on Schedule VI; or

(xvii)the presence of a party wall on any Individual Property and the encroachment of such party wall onto the adjacent property.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower or Principal filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against Borrower or Principal under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which Borrower, Principal or Guarantor colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or Principal from any Person; (c) Borrower or Principal filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) Borrower or Principal consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or Principal or any portion of the Property; (e) Borrower or Principal making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if the first full monthly payment of principal and interest on the Note is not paid when due; (iii) if Borrower fails to permit on-site inspections of the Property, fails to provide financial information, fails to maintain its status as a Special Purpose Entity or comply with any representation, warranty or covenant set forth in Section 4.1.30 hereof or fails to appoint a new property manager upon the request of Lender as permitted under this Agreement, each as required by, and in accordance with, the terms and provisions of this Agreement or the Mortgage; (iv) if Borrower fails to obtain Lender’s prior written consent to any Indebtedness or voluntary Lien encumbering the Property; (v) if Borrower fails to obtain Lender’s prior written consent to any Transfer as required by this Agreement or the Mortgage; (vi) if Borrower and/or Manager fails to deposit and/or transfer all Rents and other revenues to which Borrower is entitled from the Property into the Blocked Account as required by this Agreement and the Cash Management Agreement; (vii) if Lender shall not have a perfected first priority security interest in Rents and other revenues (other than due to actions of Lender) to which Borrower is entitled from the Property for any reason other than due to the actions of Lender; (viii) a substantive consolidation occurs with the assets and liabilities of Borrower and any other Person other than Borrower; or (ix) if Borrower fails to maintain any Environmental Insurance Policy to the extent required hereby.

Section 9.4  Matters Concerning Manager.  If (a) an Event of Default hereunder has occurred and remains uncured, (b) Manager shall become subject to a Bankruptcy Action, (c) a default occurs under the Management Agreement, or (d) the occurrence of a DSCR Trigger Event, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.

Section 9.5  Servicer.  At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and trustee, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer.  Borrower shall be responsible for any reasonable set up fees or any other initial costs relating to or arising under the Servicing Agreement (such setup fees and initial costs shall not exceed $2,500.00), but Borrower shall not be responsible for payment of the regular monthly master servicing fee or trustee fee due to Servicer under the Servicing Agreement or any fees or expenses required to be borne by, and not reimbursable to, Servicer.  Notwithstanding the foregoing, Borrower shall be responsible for any fees and expenses of Lender or any securitization trust, servicer, special servicer, trust advisor, trustee, certificate administrator and any third-party fees and expenses, including, without limitation, attorneys’ fees and disbursements, incurred or arising as a result of or following a request by Borrower, an Event of Default, a failure to pay sums when due as and when required under the Loan Documents, the Loan being transferred to a special servicer and while the Loan is a specially serviced loan, including, without limitation, (a) interest on advances made by the servicer, special servicer, trustee or certificate administrator; (b) special servicer fees, workout fees, liquidation fees, as well as other compensation payable to the special servicer as a result of the Property becoming a foreclosed property; (c) indemnification obligations to any such Persons and any of their respective directors, officers, members, managers, partners, employees, agents, Affiliates or other “controlling persons” within the meaning of the Securities Act of 1933; and (d) taxes payable from the assets of the securitization trust and tax related expenses, but only to the extent Borrower is otherwise required to pay the same under the Loan Documents or by law.  Notwithstanding the foregoing, all of such costs and expenses set forth in clauses (a) through (d) of the preceding sentence shall exclude (i) the regular monthly master servicing fee due to the master servicer, or the regular monthly fees due to the trustee and the certificate administrator, (ii) those costs and expenses which are identified pursuant to the servicing agreement with respect to such securitization trust as expenses to be borne by the servicer, special servicer, trust advisor, trustee or certificate administrator without reimbursement as an advance or otherwise from the securitization trust (including without limitation such person’s ordinary overhead expenses and the expenses of such person associated with maintaining a fidelity bond or errors and omissions insurance with respect to itself, preparing annual compliance statements with respect to its own performance and preparing and filing and maintaining ordinary tax information reports and returns for the securitization trust), and (iii) those costs and expenses incurred as a result of the gross negligence or willful misconduct of the servicer, special servicer, trustee or certificate administrator that are not reimburseable to such Persons as an advance, from proceeds of the Loan or the Property, or otherwise by the trust fund under the Servicing Agreement.

Section 9.6  Matters Concerning the Dealership Contract.  If an Event of Default hereunder has occurred and remains uncured, Borrower shall, at the request of Lender, terminate the Dealership Contract.

ARTICLE X - MISCELLANEOUS

Section 10.1  Survival.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party.  All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2  Lender’s Discretion.  Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3  Governing Law.

(a)THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, VALIDITY AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PORTION OF THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT Corporation
111 Eighth Avenue
New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4  Modification, Waiver in Writing.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5  Delay Not a Waiver.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6  Notices.  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:Morgan Stanley Bank, N.A.
1585 Broadway
New York, NY  10036
Attention:  Cynthia Eckes
Facsimile No.  (212) 507-4148

JPMorgan Chase Bank, National Association
Four New York Plaza, 20th Floor
New York, New York 10004
Attention:  Nancy Alto
Facsimile No.: (212) 623-4779

with a copy to:Katten Muchin Rosenman LLP
550 S. Tryon Street, Suite 2900

Charlotte, NC 28202

Attention:  Daniel S. Huffenus, Esq.

Facsimile No.:  (704) 344-3056

If to Borrower:U-Haul Co. of Florida  8, LLC
U-Haul Co. of Florida  9, LLC
U-Haul Co. of Florida  10, LLC

UHIL 8, LLC, UHIL 9, LLC
UHIL 10, LLC, UHIL 13, LLC

AREC 8, LLC, AREC 9, LLC
AREC 10, LLC and AREC 13, LLC
c/o U-Haul International, Inc.

2727 N. Central Avenue

Phoenix, AZ  85004

Attention:  Legal Department

Facsimile No: (602) 277-5017

with a copy to:U-Haul Co. of Florida  8, LLC,
U-Haul Co. of Florida  9, LLC,
U-Haul Co. of Florida  10, LLC,

UHIL 8, LLC, UHIL 9, LLC
UHIL 10, LLC, UHIL 13, LLC

AREC 8, LLC, AREC 9, LLC,
AREC 10, LLC and AREC 13, LLC
c/o AMERCO

1325 Airmotive Way, Suite 100

Reno, NV  89502

Attention:  Gary B. Horton

Facsimile No: (775) 688-6338

A notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

Section 10.7  Trial by Jury.  BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.8  Headings.  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10  Preferences.  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder.  To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11  Waiver of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12  Remedies of Borrower.  In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13  Expenses; Indemnity.

(a)Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all  costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property (including, without limitation, any fees incurred by Servicer in connection with the transfer of the Loan to a special servicer prior to a Default or Event of Default) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.  Any cost and expenses due and payable to Lender may be paid from any amounts in the Blocked Account or Cash Management Account, as applicable.

(b)Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not an Indemnified Party shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that such Indemnified Liabilities arise from (A) the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party or (B) Lender’s income taxes or other taxes based on the gross or net income of Lender and arising out of or in connection with the Loan.  To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.

(c)Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14  Schedules Incorporated.  The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15  Offsets, Counterclaims and Defenses.  Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16  No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17  Application of Funds from Set-Off.  If either Lender shall obtain from Borrower payment of any principal of or interest on its Note or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set off, counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a percentage of the principal of or interest on the Loan or such other amounts then due by Borrower to such Lender that is greater than its respective interest in the Loan, it shall promptly make such adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with their respective interests in the Loan or such other amounts.  In furtherance of the foregoing, each Lender shall make equitable adjustments if such payment is rescinded or must otherwise be restored.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set off to which this Section 10.17 applies, then such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 10.17 to share in the benefits of any recovery on such secured claim.

Section 10.18  Waiver of Marshalling of Assets.  To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.19  Waiver of Counterclaim.  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20  Conflict; Construction of Documents; Reliance.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.  Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender.  Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies.  Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21  Brokers and Financial Advisors.  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.  Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein.  The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22  Prior Agreements.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23  Joint and Several Liability.  If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several.

Section 10.24  Certain Additional Rights of Lender (VCOC).  Notwithstanding anything to the contrary contained in this Agreement, Lender shall have the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon no less than ten (10) Business Days prior notice.

Section 10.25  Contribution.

(a)Definitions.  For purposes of this Agreement:

(i)“Allocated Loan Amount” means the amount for each Property set forth on Schedule V.

(ii)“Benefited Borrower” means any Borrower (i) who has failed to pay its Allocated Loan Amount, (ii) whose Collateral or assets have not been utilized to satisfy obligations under the Loan, or (iii) whose Collateral or assets have been utilized to satisfy less than their Allocated Loan Amount, together with interest thereon and its proportionate share (based on its Allocated Loan Amount) of any other amounts payable under the Loan Documents.

(iii)“Collateral” means the Property owned by Borrower.

(iv)“Defaulting Borrower” means a Borrower who shall have failed to make a contribution payment as provided in this Agreement to an Overpaying Borrower.

(v)“Overpaying Borrower” means any Borrower (i) who shall pay any amount in excess of its Allocated Loan Amount together with interest thereon and its proportionate share (based on its Allocated Loan Amount) of any other amounts payable under the Loan Documents, or (ii) whose Collateral or assets have been utilized to satisfy obligations under the Loan or otherwise for the benefit of one or more other Borrowers in excess of its Allocated Loan Amount.

(vi)“Subrogated Borrower” means any Overpaying Borrower whose rights to a Defaulting Borrower’s Collateral are subrogated to the rights of Lender under the terms of this Agreement.

(b)Any and all of the rights of any Overpaying Borrower set forth in this Agreement are subordinate to the rights of Lender under the Loan Documents and any Overpaying Borrower is not permitted to exercise such rights until after payment in full of the Note and the indefeasible satisfaction of all obligations of the Borrowers to Lender under the Loan Documents.

(c)Any Overpaying Borrower shall be entitled to contribution from any Benefited Borrower for the amounts so paid, advanced or benefited, up to such Benefited Borrower’s then current Allocated Loan Amount together with interest thereon and its proportionate share of other amounts payable under the Note.  Any such contribution payments shall be made by the Benefited Borrower within ten (10) days after written demand therefor.

(d)Any Overpaying Borrower shall be subrogated to the rights of Lender as against any Defaulting Borrower, including the right to receive a portion of any such Defaulting Borrower’s Collateral in an amount equal to the payment that such Overpaying Borrower made on behalf of the Defaulting Borrower.

(e)If Lender returns any payments made under the Loan Documents in connection with a bankruptcy or insolvency of a Borrower, all Borrowers shall (a) jointly and severally repay Lender all such amounts repaid, together with interest at the Default Rate, and (b) have no rights of subrogation unless and until Lender shall have received full indefeasible satisfaction of all obligations of the Borrowers under the Loan Documents.

(f)Lender, shall promptly release, without recourse to Lender, the Collateral to such Overpaying Borrower; provided, however, if Lender shall receive conflicting requests from multiple Overpaying Borrowers to receive such Collateral and such requesting Overpaying Borrowers cannot agree as to the disposition of such Collateral, Lender shall have no obligation to release such Collateral to such requesting Overpaying Borrowers unless and until such requesting Overpaying Borrowers shall have mutually agreed as to the disposition of such Collateral and so authorized Lender in writing.  Provided Lender shall have received such written authorization, Lender shall, without recourse to Lender, release the Collateral in question to the Overpaying Borrower or Overpaying Borrowers entitled to receive such Collateral within twenty (20) days thereafter.  Prior to releasing such Collateral, Lender shall be entitled to receive from the requesting Overpaying Borrower or Overpaying Borrowers such other assurances, indemnities and agreements as may be reasonably requested by Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

U-HAUL CO. OF FLORIDA 8, LLC, a Delaware limited liability company

By:___________________________________
Gary B. Horton
Treasurer

U-HAUL CO. OF FLORIDA 9, LLC, a Delaware limited liability company

By:___________________________________
Gary B. Horton
Treasurer

U-HAUL CO. OF FLORIDA 10, LLC, a Delaware limited liability company

By:___________________________________
Gary B. Horton
Treasurer

AREC 8, LLC, a Delaware limited liability company

By:___________________________________
Gary B. Horton
Treasurer

AREC 9, LLC, a Delaware limited liability company

By:___________________________________
Gary B. Horton
Treasurer

AREC 10, LLC, a Delaware limited liability company

By:___________________________________
Gary B. Horton
Treasurer

AREC 13, LLC, a Delaware limited liability company

By:___________________________________
Gary B. Horton
Treasurer

UHIL 8, LLC, a Delaware limited liability company

By:___________________________________
Gary B. Horton
Treasurer

UHIL 9, LLC, a Delaware limited liability company

By:___________________________________
Gary B. Horton
Treasurer

UHIL 10, LLC, a Delaware limited liability company

By:___________________________________
Gary B. Horton
Treasurer

UHIL 13, LLC, a Delaware limited liability company

By:___________________________________
Gary B. Horton
Treasurer

LENDER:

MORGAN STANLEY BANK, N.A., a national banking association

By:___________________________________
Cynthia Eckes
Authorized Signatory

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,  a banking association chartered under the laws of the United States of America

By:___________________________________
Marnie A. Adams
Authorized Signatory